UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Hudson Pacific Properties, Inc.

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HUDSON PACIFIC PROPERTIES 2020 PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

DEAR FELLOW STOCKHOLDER:

On behalf of the Board of Directors of Hudson Pacific Properties, Inc., I invite you to attend our Annual Meeting of Stockholders on Wednesday, May 20, 2020 at 9:00 a.m. (PDT). We currently plan to hold the meeting at our headquarters, located at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, unless we elect to hold the meeting by remote means due to the concerns around the novel coronavirus disease, or COVID-19. If we decide to hold a virtual meeting, you will be notified in advance.

During the first months of 2020, COVID-19 has proliferated around the world and in the U.S. Our hearts go out to all those who have been and will be impacted. We are taking swift and comprehensive action to ensure the safety of our employees and tenants, and to support our communities as they manage the broader crisis. We are also working diligently to anticipate and mitigate any potential impacts of the outbreak on our Company’s future performance. As the situation is evolving rapidly, these impacts will take time to fully understand and we will prioritize transparency and expediency as we continue to provide updates to all our stakeholders.

While we are laser focused on successfully navigating this challenge, this Proxy Statement reflects our 2019 accomplishments. Last year, we substantially increased GAAP and cash NOI and leased percentages across both our office and studio segments. We tackled our highest office lease expiration year to date, signing over 2.5 million square feet of office leases and achieving significant positive net absorption and cash rent growth. We delivered on-time and on-budget over 400,000 square feet of new Class A office in Los Angeles fully pre-leased. We disposed of a non-core asset, and acquired two value-add opportunities, one in Seattle and the other as our entry into the Vancouver market.

In 2019, we also made significant strides in enhancing our Corporate Responsibility, or ESG, practices, which are increasingly infused into every aspect of our business. We achieved several important milestones, such as adding another talented woman to our Board and taking steps to ensure the electricity consumption of our portfolio operations is 100% carbon neutral. Our efforts were recognized by the Global Real Estate Sustainability Benchmark (GRESB), the National Association of Real Estate Investment Trusts (Nareit), ENERGY STAR and 2020 Women on Boards, among others.

If you are unable to attend our Annual Meeting, we encourage you to vote by proxy. We offer multiple options for voting your shares, which are outlined on page 5 of the Proxy Statement. Your vote is very important to us and we value your engagement.

Thank you for your continued support of Hudson Pacific Properties.

Sincerely yours,

Victor J. Coleman
Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2020 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc., a Maryland corporation. The meeting will be held at 9:00 a.m. (PDT), on Wednesday, May 20, 2020, at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate in the webcast will be set forth in a press release issued by the Company and available at www.Investors.HudsonPacficProperties.com.

At the 2020 Annual Meeting of Stockholders, our stockholders will consider and vote on the following matters:

1	The election of 10 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies;

2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3	The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2019, as more fully disclosed in the accompanying Proxy Statement; and

4	Any other business properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must own shares of Hudson Pacific Properties, Inc. common stock at the close of business on March 20, 2020, the record date for the 2020 Annual Meeting of Stockholders, or hold a proxy from such a record holder, to attend and vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. If you plan to attend, please bring a picture I.D. and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 20, 2020. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting. Regardless of whether you will attend, please authorize your proxy electronically through the Internet or by telephone or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to the instructions on the proxy card. Authorizing a proxy in any of these ways will not prevent you from voting in person at the 2020 Annual Meeting of Stockholders if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.

By Order of the Board of Directors, Kay L. Tidwell Executive Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy card are available beginning April 2, 2020 in connection with the solicitation of proxies by the Board of Directors of Hudson Pacific Properties, Inc. for use at the 2020 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2019 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder.

Important Notice Regarding Availability of Proxy Materials For the Stockholder Meeting to be Held on May 20, 2020: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2019 Annual Report are available at www.edocumentview.com/HPP.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

ABOUT HUDSON PACIFIC PROPERTIES

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the largest publicly traded owner of office space in Silicon Valley, the largest independent owner/operator of studios in the U.S., and our portfolio totals nearly 19 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities–from incremental lease-up to cutting-edge new construction.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

PROXY SUMMARY

2019 BUSINESS AND PERFORMANCE HIGHLIGHTS

2019 was another successful year for Hudson Pacific Properties, marked by exceptional growth in both the office and studio segments. The Company maintained a strong balance sheet, reflected by Moody’s Investors Services upgrade to a Baa2 rating. We significantly enhanced our Corporate Responsibility, or ESG, initiatives throughout the year, further aligning Company and stockholder interests. Our seasoned management team continues to execute on our strategic priorities, all aimed at creating long-term value.

Increased FFO per diluted share, excluding specified items, by 9.1% to $2.03	Grew cash same-store office and studio NOI by 6.5% and 10.7%, respectively	Ended the year with 32.4% debt to total market capitalization	Upgraded to Baa2 by Moody’s Investors Service

Delivered EPIC and Maxwell, totaling over 400,000 square feet in Los Angeles, both 100% pre-leased, on time and on budget		Signed more than 2.5 million square feet of office leases with 36.6% GAAP and 22.6% Cash rent growth

Hudson Pacific Properties’ strategy and expertise has led to consistent operational performance, generating significant long-term value for our stockholders. We once again exceeded our financial and operational goals in 2019, generating more than a 33% return (600-basis-point outperformance of SNL U.S. REIT Office Index). Over the past seven years, we have generated more than a 113% return (5,000-basis-point outperformance of SNL U.S. REIT Office Index).

TOTAL STOCKHOLDER RETURNS(1)(2)

1-YEAR	3-YEAR	5-YEAR	7-YEAR

HPP 33%	SNL Equity 33%	SNL Equity 48%	HPP 113%

Peer Group 30%	HPP 18%	HPP 43%	Peer Group 102%

SNL Equity 28%	Peer Group 17%	Peer Group 38%	SNL Equity 96%

SNL Office 27%	SNL Office 8%	SNL Office 22%	SNL Office 63%

(1) Per S&P Global Market Intelligence as of 12/31/2019. (2) Peer Group data excludes companies that did not trade publicly for the entire period referenced.	KEY: HPP: Hudson Pacific Properties Peer Group: Median (see page 37 for peers) SNL Equity: SNL U.S. REIT Equity Index SNL Office: SNL U.S. REIT Office Index

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

2019 COMPENSATION HIGHLIGHTS

The Compensation Committee of the Board (or Compensation Committee) believes that an executive compensation program that strongly links both the short-term and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success. The Compensation Committee designed our 2019 executive compensation program to emphasize the relationship between compensation earned and our operational, strategic and long-term total shareholder return, or TSR, performance.

Pay-Performance Alignment

•	91% of our CEO’s 2019 total annual compensation was variable and performance-based (84% on average for our other named executive officers, or NEOs)

•	25% of our CEO’s 2019 total annual compensation continues to be at-risk and will only be earned if significant TSR-based performance goals are achieved (27% on average for our other NEOs)

Continued Use of Formulaic Incentive Compensation

•

80% of our 2019 cash bonus program opportunity is based on pre-established Company performance measures, with the remaining 20% determined at the Compensation Committee’s discretion based on a subjective review of other Company performance and individual performance

•

2019 Outperformance Plan (OPP) equity awards are earned based on our achievement of TSR in excess of 21% (or an average of 7% annually) and relative TSR above the SNL U.S. REIT Office Index over a three-year performance period

Strong Compensation Governance

•	Mandatory holding period for equity of three years beyond the vesting date of time-based restricted stock awards and two years beyond the vesting date of any units earned under the 2019 OPP

•	Clawback policy that covers incentive-based compensation paid to executive officers

•	Stock ownership guidelines for executives and directors, with ownership requirement of 10x base salary for the CEO

•	Double-trigger change-in-control provisions and no excise tax gross-ups

•	Anti-hedging and anti-pledging policy that prohibits executives and directors from hedging and pledging our securities

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors is committed to sound corporate governance, and ensuring full compliance and accountability to stockholders in accordance with all laws and regulations. Dedication to these principles and the highest ethical standards are essential to both short- and long-term value creation and preservation. The Company adheres to the following best practices:

Stockholder Rights

•	No staggered board (annual election of all directors)

•	Annual “Say On Pay” voting

•	Majority voting in uncontested director elections

•	Active stockholder engagement

•	No stockholder rights plan

Independent Oversight

•	Majority (90%) of directors are independent

•	Lead Independent Director, responsible for leading regularly scheduled executive sessions of independent directors

•	All Audit, Compensation, Governance and Investment Committee members are independent

•	Commitment to Board refreshment with two new independent directors since 2017

•	Independent director tenure averages 7.4 years

•	Active board oversight as it relates to corporate strategy and risk management

•	Audit Committee “Financial Expert”

Policies

•	Clawback policy

•	Anti-hedging and anti-pledging policies

•	Robust stock ownership requirements for NEOs, and all executive officers and directors

•	Commitment to Board diversity

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

CORPORATE RESPONSIBILITY HIGHLIGHTS

We enhanced and refined our Corporate Responsibility platform and related initiatives in 2019. Significant milestones and accomplishments include:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

VOTING INFORMATION

MATTERS TO BE VOTED ON AT OUR 2020 ANNUAL MEETING

PROPOSAL	BOARD RECOMMENDATION	PAGE

Proposal No. 1: Election of Directors	FOR each nominee	6

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	FOR	12

Proposal No. 3: Advisory Approval of Executive Compensation (“Say-On-Pay Vote”)	FOR	13

VOTE REQUIRED TO APPROVE AN ITEM OF BUSINESS

To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 3), the affirmative vote of a majority of the votes cast on the proposal is required.

HOW TO VOTE

With the exception of voting in person at the Annual Meeting, votes must be received by 11:00 p.m., Pacific Daylight Time, on May 19, 2020.

Internet Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Mail Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Phone

If your shares are held in the name
of a broker, bank or other nominee:
Follow the telephone voting
instructions, if any, provided on
your proxy card. If your shares are
registered in your name:

Call 1-800-652-VOTE (8683) and
follow the telephone voting
instructions. You will need the
control number that appears on
your proxy card when you call.

In-Person

You may attend the Annual
Meeting and vote by ballot. Your
admission ticket to the Annual
Meeting is either attached to your
proxy card or is in the e-mail by
which you received your proxy
statement. In the event the Annual
Meeting must be held via webcast,
we will issue a press release with
details on how to participate and
cast your vote.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be entitled to elect 10 directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee, or the Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of Hudson Pacific Properties, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires and his or her successor is elected and qualifies.

Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.

The Board unanimously recommends that the stockholders vote “FOR” the 10 nominees listed below.

NAME	AGE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	INVESTMENT COMMITTEE	SUSTAINABILITY COMMITTEE

Victor J. Coleman*	58

Theodore R. Antenucci†	55

Richard B. Fried†	52		Chairperson

Jonathan M. Glaser†	57

Robert L. Harris II†	61

Christy Haubegger†	51					Chairperson

Mark D. Linehan†	57	Chairperson

Robert M. Moran, Jr.†	57			Chairperson

Barry A. Porter†	62

Andrea Wong†	53

*	Chief Executive Officer and Chairman of our Board

†	Independent within the meaning of applicable NYSE listing standards and SEC rules

Committee member

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

PROFILE OF NOMINEES*

*	Excludes our CEO

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

	EXECUTIVE LEADERSHIP EXPERIENCE	PUBLIC COMPANY BOARD EXPERIENCE	KEY INDUSTRY EXPERIENCE(1)	KEY MARKETS EXPERTISE(2)	FINANCIAL EXPERTISE(3)	CAPITAL MARKETS EXPERTISE	ADVANCED DEGREE/ PROFESSIONAL ACCREDITATION

Coleman	●	●	●	●		●	●

Antenucci	●	●	●	●		●

Fried	●	●	●	●	●	●

Glaser	●	●			●	●	●

Harris	●	●	●

Haubegger	●	●	●				●

Linehan	●	●	●		●		●

Moran	●	●	●	●	●	●

Porter	●	●			●	●	●

Wong	●	●	●				●

(1)	Media, Tech or Real Estate Industry Experience

(2)	Los Angeles, Silicon Valley, San Francisco, Seattle or Vancouver Market Experience

(3)	Finance or Accounting Expertise

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

DIRECTOR BIOGRAPHICAL INFORMATION

Victor J. Coleman Age: 58 Director Since: IPO	Mr. Coleman serves as Chief Executive Officer, President and Chairman of our Board, and has been a member of the Board since our IPO. Prior to the formation of our Company, Mr. Coleman founded and served as a managing partner of our predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles, California. In 1990, Mr. Coleman co-founded and led Arden Realty, Inc. as its President and Chief Operating Officer and as a director, taking that company public on the NYSE in 1996 and selling it in 2006. Mr. Coleman is an active community leader, and is on the Founding Board of Directors for the Ziman Center for Real Estate (from 2004 to the present) at the UCLA Anderson School of Management, and also serves on the Boards of the Ronald Reagan UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission and the Los Angeles Chapter of the World Presidents’ Organization. In 2015, Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, and the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park. Mr. Coleman’s experience as a director also includes service on the board of other publicly traded real estate investment trusts, or REITs, such as Douglas Emmett, Inc. (from 2006 to 2009) and Kite Realty (since 2012), where he currently serves as a member of both its compensation committee and nominating and corporate governance committee. Mr. Coleman is also an investor in the Vegas Golden Knights, a National Hockey League team. He holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts in History from the University of California, Berkeley. Mr. Coleman serves on our Sustainability Committee, and was selected by our Board to serve as a director based on his deep knowledge of our Company and his experience in the real estate investment industry.

Theodore R. Antenucci Age: 55 Director Since: IPO	Mr. Antenucci has served as a member of our Board since our IPO. Since March 2011, Mr. Antenucci has served as President and Chief Executive Officer of Catellus Development Corporation, a leading national land developer. Until June 2011, Mr. Antenucci was also President and Chief Investment Officer of ProLogis, as well as a member of its Executive Committee. ProLogis is a global provider of distribution facilities with over $32 billion in real estate assets under management. He also served on the Board of Directors for ProLogis European Properties, a public fund trading on the Euronext stock exchange in Amsterdam, from 2009 through June of 2011. Before joining ProLogis in September 2005, Mr. Antenucci served as President of Catellus Commercial Development Corp., and was responsible for all development, construction and acquisition activities. Additionally, Mr. Antenucci has served on the Board of Trustees of the Children’s Hospital Colorado Foundation since December of 2010. Mr. Antenucci was also appointed to the Board of Directors of Iron Mountain, Inc. in June of 2011 and he serves on the Audit Committee. He earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara. Mr. Antenucci was selected by our Board based on his experience as an executive and board member of a REIT and his extensive real estate and development expertise in the Southern California market. He is a member of the Audit and Investment Committees of our Board.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Richard B. Fried Age: 52 Director Since: IPO	Mr. Fried has served as a member of our Board since our IPO. His selection as a member of our Board was made in connection with the negotiation of our formation transactions. Mr. Fried is currently a Managing Member and head of the real estate group at Farallon Capital Management, L.L.C., an investment management company that he has been with since 1995. Mr. Fried also currently serves as a Board Member of Beneficial State Bank, a position he has held since the bank’s inception in 2007 and a board member of Playa Hotels & Resorts, N.V., a position he has held since 2018. Previously, Mr. Fried was a Vice President in acquisitions for Security Capital Industrial Trust (now called ProLogis), a REIT specializing in industrial properties. He has also worked as an associate in capital markets at JMB Institutional Realty Corporation. Mr. Fried graduated from the University of Pennsylvania with a Bachelor of Science degree in Economics and a Bachelor of Arts degree in History. Our Board has determined that Mr. Fried should serve as a director based on his familiarity with our Company since inception and his experience in the real estate investment industry. Mr. Fried serves as Chair of the Compensation Committee of our Board, or the Compensation Committee.

Jonathan M. Glaser Age: 57 Director Since: IPO	Mr. Glaser has served as a member of our Board since our IPO. Mr. Glaser has been Managing Member of JMG Capital Management LLC since he founded the company in 1992. JMG Capital Management LLC is the General Partner of JMG Capital Partners, L.P., an investment limited partnership that has been a leader in various capital market strategies, private placements and additional financing strategies. Prior to founding JMG, Mr. Glaser was a member floor trader on both the American Stock Exchange and Pacific Stock Exchange. Mr. Glaser received a Juris Doctor degree from the Boalt Hall School of Law at the University of California, Berkeley, as well as a Bachelor of Arts degree from the University of California, Berkeley. Our Board has determined that Mr. Glaser should serve as a director based on his capital markets expertise, as well as his extensive experience in portfolio management, financial oversight and directorship service. Mr. Glaser is a member of our Audit Committee.

Robert L. Harris II Age: 61 Director Since: December 2014	Mr. Harris has served as a member of our Board since December 2014. He most recently served as Chairman of Acacia Research Corporation, where he served as a director since 2000, as President from 2000 to 2012 and as Executive Chairman of the Board from 2012 to 2016. Mr. Harris previously served as President and a director of Entertainment Properties Trust, a publicly traded entertainment, recreation and specialty real estate company which Mr. Harris founded, from 1997 to 2000. From 1993 to 1997, he led the International Division and served as Senior Vice President of AMC Entertainment. From 1984 to 1992, Mr. Harris served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services. He has also served on the boards of the George L. Graziadio School of Business and Management at Pepperdine University, CombiMatrix Corporation, True Religion Brand Jeans, the USA Volleyball Foundation and Imperial Bancorp. Our Board has determined that Mr. Harris should serve as a director on our Board based on his experience with REITs and as a member of senior management at both publicly traded and privately held companies. Mr. Harris is a member of our Compensation Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Christy Haubegger Age: 51 Director Since: March 2019	Ms. Haubegger has served as a director since March 2019. She is currently Executive Vice President, Chief Enterprise Inclusion Officer at WarnerMedia, which is owned by AT&T Inc. Previously, she led multicultural business strategy for Creative Artists Agency, or CAA, providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients. Prior to that, Ms. Haubegger worked in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures. She also previously served on the board of Latina Media Ventures from 2003 to 2018, and currently serves on the boards of the NYSE-listed company RTW Retailwinds, Inc. and Management Leadership for Tomorrow, a non-profit organization that works to increase the number of minority business leaders. Ms. Haubegger is also a founding member of TIME’S UP, an initiative that addresses systematic inequality and injustice in the workplace. She received a Juris Doctor degree from Stanford University and a Bachelor of Arts degree from the University of Texas at Austin. Ms. Haubegger was selected by our Board to serve as a director based on her expertise in the entertainment industry and professional relationships. She also serves as the Chair of our Sustainability Committee.

Mark D. Linehan Age: 57 Director Since: IPO	Mr. Linehan has served as a member of our Board since our IPO. Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993. Wynmark Company is a private real estate investment and development company with interests in properties in California, Nevada, Oregon and Montana. Prior to founding Wynmark Company, Mr. Linehan was a Senior Vice President with the Trammell Crow Company in Los Angeles, California. Before that, Mr. Linehan was with Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm. He has served as a board member of Condor Hospitality Trust, a publicly traded REIT and currently serves on the Audit Committee for Cannae Holdings Inc. In addition, Mr. Linehan is actively involved with the community through his service on the boards of the UC Santa Barbara Foundation, the National Cowboy and Western Heritage Museum and Direct Relief, as well as his previous board memberships with the Signet Corporation and the Camino Real Park Foundation. Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant. Mr. Linehan was selected by our Board based on his extensive experience in real estate investment and development as well as his expertise in accounting matters. Mr. Linehan is the chair of our Audit Committee and is a member of our Investment Committee.

Robert M. Moran, Jr. Age: 57 Director Since: IPO	Mr. Moran has served as a member of our Board since our IPO. Mr. Moran co-founded and co-owns FJM Investments LLC, a private real estate investment company that owns interests in properties in the western United States and British Columbia, Canada. Previously, Mr. Moran developed his extensive experience in real estate investment activities at Westridge Investments, LLC and as Chief Investment Officer of Cornerstone Properties, Inc. He also served as a partner at William Wilson & Associates, as well as the Director of Acquisitions in four real estate opportunity funds resulting in the $1.2 billion sale to Cornerstone Properties, Inc. In addition, Mr. Moran has significant experience in real estate lending, having worked at Travelers Insurance, Wells Fargo Bank, Manufacturers Hanover and Chemical Bank. Mr. Moran received his Bachelor of Arts in Economics from Stanford University. Our Board has determined that Mr. Moran should serve as a director on our Board based on his familiarity with the Northern California real estate market and his experience with REITs and public companies. Mr. Moran is the chair of our Governance Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Barry A. Porter Age: 62 Director Since: IPO	Mr. Porter has served as a member of our Board since our IPO. Mr. Porter co-founded Clarity Partners L.P. in 2000 and has served as a Managing General Partner of the partnership since then. Clarity Partners L.P. is a private equity firm focused exclusively on investments in media, communications and business services. In 2005, Mr. Porter co-founded KAILAI Investments (formerly known as Clarity China L.P.), a private equity firm specializing in investments in growth companies in the Greater China region. He serves on the Investment Committee of that partnership, which has also invested in real estate in China. Prior to co-founding Clarity Partners, Mr. Porter held senior executive positions at Global Crossing, a company he co-founded in 1997 that was involved in the international fiber optic telecommunications business. Before that, Mr. Porter was a Managing Director at Pacific Capital Group, a firm he joined after serving as a Senior Managing Director in the investment banking group of Bear, Stearns & Co. Inc. In addition, Mr. Porter worked as an attorney at the Los Angeles firm of Wyman, Bautzer, Rothman, Kuchel and Silbert. He received his Juris Doctor and Master of Business Administration degrees from the University of California, Berkeley, and graduated from the Wharton School of Business, where he earned a Bachelor of Science degree with dual majors in Finance and Political Science. Mr. Porter was selected by our Board to serve as a director based on his expertise in public companies, capital markets, and his accounting and financial background. Mr. Porter is a member of our Compensation Committee and our Governance Committee, as well as our Sustainability Committee, and he serves as our Lead Independent Director.

Andrea Wong Age: 53 Director Since: August 2017	Ms. Wong has served as a member of our Board since August 2017. Ms. Wong also serves on the boards of Liberty Media Corporation, Qurate Retail Group, Oaktree Acquisition Corporation and previously served on the board of the Hudson’s Bay Company. She is a Governor of the British Film Institute and a Trustee of the Royal Academy of Arts. Ms. Wong was most recently President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment based in London. She oversaw Sony Pictures Television’s 18 overseas production companies, creating nearly 1,300 hours of entertainment around the world each year. Among her many achievements in this role, Ms. Wong brought The Crown to Sony, winner of Golden Globes for Best Drama Television Series and Best Performance by an Actress in a Television series along with numerous other accolades. As President, International for Sony Pictures Entertainment, Ms. Wong guided the company on matters impacting international production and championed the studio’s interests abroad. Previously, Ms. Wong served as President and CEO of Lifetime Networks where she oversaw the operations of Lifetime Television, Lifetime Movie Network, Lifetime Real Women, and Lifetime Digital, including programming, marketing, advertising sales, affiliate sales, public affairs, business and legal affairs, strategic planning, operations and research. Prior to that, Ms. Wong was Executive Vice President, Alternative Programming, Specials and Late Night at ABC where she developed shows such as The Bachelor, the U.S. version of Dancing with the Stars and the Emmy-award winning Extreme Makeover: Home Edition. Ms. Wong graduated from MIT with a degree in electrical engineering and received a MBA from Stanford University. She is a Henry Crown Fellow at the Aspen Institute and serves on the Stanford Graduate School of Business Advisory Council. Ms. Wong was selected by our Board to serve as a director based on her experience in the media and entertainment industry. Ms. Wong is a member of our Governance Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. During 2019, Ernst & Young LLP served as our independent registered public accounting firm and reported on our consolidated financial statements for that year.

We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

The Board unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

PROPOSAL NO. 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

BACKGROUND

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. Our Board has decided that we will hold an annual advisory vote to approve the compensation of NEOs, or Say-on-Pay Proposal, in light of the fact that a substantial majority of the votes cast at our annual stockholders’ meeting held in June 2017 were voted in favor of holding an annual advisory vote.

We have always believed that our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders. A significant portion of our executives’ cash compensation is variable, at risk and tied to the short-term success of the Company. In addition, our long-term equity award program has been and continues to be a substantial component of our executive compensation program, and annual restricted stock and multi-year performance awards motivate our executives to lead the Company to achieve long-term financial goals that are expected to result in increased stockholder value.

We believe that our executive compensation program is designed to enable us to attract, motivate and retain executive talent, who are critical to our success. In addition, our executive compensation program is intended to link significant components of our compensation program to the achievement of corporate and individual performance objectives in order to focus our executives’ efforts on building stockholder value, thereby aligning their interests with those of our stockholders.

We encourage our stockholders to review the “Compensation Discussion & Analysis” section as well as tabular and other disclosures in this Proxy Statement for more information.

RECOMMENDATION

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, the following resolution will be submitted for stockholder approval at the 2020 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve, on an advisory basis, the 2019 compensation of Hudson Pacific Properties, Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Hudson Pacific Properties, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”

The Board unanimously recommends that you vote “FOR” the advisory approval of the compensation of our NEOs for the fiscal year ended December 31, 2019, as more fully disclosed in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

CORPORATE GOVERNANCE

BOARD LEADERSHIP AND STRUCTURE

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on the size, industry, operations, history and culture of a company.

Our Board currently believes that our existing leadership structure—under which our Chief Executive Officer serves as Chairman of the Board and the Lead Independent Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those who oversee the Company and those who manage it on a day-to-day basis, and achieves the optimal governance model for us and for our stockholders. Mr. Coleman’s knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the Chairman’s responsibility to develop agendas that focus the time and attention of our Board on the most critical matters. Effective January 1, 2018, the independent members of our Board selected Mr. Porter to serve as Lead Independent Director, whose specific responsibilities include presiding over portions of regularly scheduled meetings at which only our independent directors are present, serving as a liaison between the Chairman and the independent directors, and performing such additional duties as our Board may otherwise determine and delegate.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, with each of our directors subject to election annually;

•

of the 10 persons who serve on our Board, our Board has determined that nine, or 90%, of our directors satisfy the independence standards of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•

at least one of our directors qualifies as an “Audit Committee Financial Expert” under applicable SEC rules and all committee members are independent under applicable NYSE and SEC rules for committee membership;

•	our Bylaws provide that our directors are elected by a majority voting standard in uncontested elections of directors;

•

we have opted out of the control share acquisition statute in the Maryland General Corporation Law, or the MGCL, and have exempted from the business combination provisions of the MGCL any business combination that is first approved by our Board, including a majority of our disinterested directors;

•	we do not have a stockholder rights plan;

•	we prohibit executives and directors from pledging or hedging our securities; and

•

we maintain stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary.

Our Governance Committee regularly reviews our corporate governance posture in light of evolving trends in governance and stockholder rights, and makes recommendations to our Board. On March 14, 2019, Mr. Nash resigned from our Board and our Board voted to elect Ms. Haubegger as a director.

The son of Mr. Harris, one of our independent directors, is employed by the Company in our acquisitions department. The Governance Committee considered this factor in evaluating Mr. Harris’ independence, and determined that this relationship does not affect his ability to serve as an independent director.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Barry A. Porter, our Lead Independent Director, presides over executive sessions of the Board.

BOARD MEETINGS AND ATTENDANCE

The Board held four regularly scheduled and special meetings during 2019 to review significant developments, engage in strategic planning and act on matters requiring Board approval. The Board also acted by unanimous consent on six occasions. Ninety percent of our incumbent directors attended or participated in an aggregate of at least 75 percent of the Board meetings, and the meetings of committees on which he or she served, during the period that he or she served in 2019. Mr. Glaser missed two meetings of the Audit Committee in 2019, one because of a medical emergency affecting his child who is undergoing cancer treatment and another due to wildfires that necessitated the evacuation of his home.

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. All of our directors attended our 2019 annual meeting of stockholders in person or participated by telephone conference.

BOARD COMMITTEES

Our Board has established five standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, an Investment Committee and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements of the NYSE, as amended or modified from time to time, and applicable SEC rules with respect to each of these committees, and each of these committees consists exclusively of independent directors. Our Board may from time to time establish other committees to facilitate the management of our Company.

The Audit Committee, Compensation Committee and Governance Committee charters are available on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

AUDIT COMMITTEE

Our Audit Committee consists of three of our independent directors. We have determined that the Chairman of our Audit Committee qualifies as an “Audit Committee Financial Expert” as that term is defined by the applicable SEC rules and NYSE corporate governance listing standards. Our Board has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement. Mr. Linehan is Chairman, as well as our Audit Committee Financial Expert, and Messrs. Antenucci and Glaser are members of the Audit Committee. During 2019, the Audit Committee met a total of five times.

Audit Committee Financial Experts

Our Board has determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Linehan, Antenucci and Glaser were each determined by our Board to be “financially literate” in accordance with SEC rules, including based on their prior experience: Mr. Antenucci has a Bachelor of Arts degree in Business Economics, and Mr. Glaser has extensive experience in financial oversight.

Our Board determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert” as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:

•	Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara;

•	Mr. Linehan is a Certified Public Accountant;

•	Mr. Linehan was previously employed by Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm; and

•	Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

COMPENSATION COMMITTEE

The Compensation Committee consists of three of our independent directors. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our Proxy Statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual Proxy Statement;

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•	considering the independence of its compensation advisers.

The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant to certain employees restricted stock under the Company’s Amended and Restated 2010 Incentive Award Plan. Mr. Fried is Chairman and Messrs. Harris and Porter are members of the Compensation Committee. During 2019, the Compensation Committee met five times, and acted by unanimous consent on three occasions.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Governance Committee consists of three of our independent directors. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Governance Committee, including:

•

identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•

annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the Board’s evaluation of the performance of management.

Mr. Moran is Chairman and Mr. Porter and Ms. Wong are members of the Governance Committee. During 2019, our Governance Committee held three meetings.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

INVESTMENT COMMITTEE

Our Investment Committee consists of three of our independent directors. The Investment Committee is tasked with reviewing and recommending acquisition strategies to the full Board and approving the acquisition of certain assets with a purchase price above $150,000,000 and up to the dollar thresholds set by the Board. The Investment Committee may also review and make recommendations to the full Board on acquisition and investment transactions that exceed the Investment Committee’s approval authority.

Messrs. Antenucci, Fried, and Linehan are members of the Investment Committee. During 2019, our Investment Committee held one meeting.

SUSTAINABILITY COMMITTEE

Our Sustainability Committee is responsible for providing oversight and strategic direction for our Corporate Responsibility program and advises our VP, Sustainability and Social Impact, on key initiatives and goals. The Sustainability Committee consists of our CEO, Ms. Haubegger and Mr. Porter. Ms. Haubegger is Chairwoman.

During 2019, our Sustainability Committee was formed and held its inaugural meeting.

DIRECTOR COMPENSATION

Our Board has approved a compensation program for our non-employee directors, or Director Compensation Program, which governed our 2019 non-employee director compensation. This program is intended to fairly compensate our directors for the time and effort necessary to serve on the Board.

2019 DIRECTOR COMPENSATION PROGRAM

The 2019 Director Compensation Program consists of the components listed below:

Annual Cash Retainer(1)	$65,000

Additional Cash Retainers(1):

Additional cash retainer if serving as the Lead Independent Director	$25,000

Additional cash retainer if serving as a chair of the Audit Committee	$25,000

Additional cash retainer if serving as a chair of the Compensation Committee	$15,000

Additional cash retainer if serving as a chair of the Governance Committee	$10,000

Additional cash retainer if serving as a member of the Audit Committee	$12,500

Additional cash retainer if serving as a member of the Compensation Committee	$7,500

Additional cash retainer if serving as a member of the Governance Committee	$7,500

Annual equity award value(2)	$90,000

(1)	Paid in quarterly installments in arrears in conjunction with quarterly meetings of the Board.

(2)	Valued on the date of grant and vests in three equal installments.

Non-employee directors are permitted to elect to receive up to 100% of their annual and/or committee cash retainers in the form of fully vested shares, payable on a current or deferred basis pursuant to our Director Stock Plan. We also reimburse each of our non-employee directors for travel expenses incurred in connection with attendance at full Board and committee meetings.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

In accordance with our Amended and Restated 2010 Incentive Award Plan, the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $500,000.

2020 Non-Employee Director Compensation Program

The Board adopted a program pursuant to which our non-employee directors may elect to receive all or any portion of their 2020 cash retainers in a combination of cash and/or fully-vested LTIP units of our operating partnership, or LTIP Units.

Ownership Guidelines

We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of Company stock having a market value equal to or greater than four times their annual cash retainer. The non-employee directors subject to the guidelines have until December 31, 2020 to meet the stock ownership requirements, or in the case of a non-employee director who is newly subject to the guidelines, four years from the commencement of his or her election to the Board or from the date on which such director is deemed independent. All of our directors are in compliance with these guidelines.

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table provides additional detail regarding the 2019 compensation of our non-employee directors:

NAME(1)	FEE PAID IN CASH ($)(2)		STOCK AWARDS ($)(3)	TOTAL ($)

Theodore R. Antenucci	77,500		90,000	167,500

Richard B. Fried	80,000	(4)	90,000	170,000

Jonathan M. Glaser	77,500	(4)	90,000	167,500

Robert L. Harris II	72,500		90,000	162,500

Mark D. Linehan	90,000		90,000	180,000

Robert M. Moran, Jr.	75,000		90,000	165,000

Michael Nash(5)	29,250		90,000	119,250

Christy Haubegger(5)	35,750		90,000	125,750

Barry A. Porter	105,000	(4)	90,000	195,000

Andrea Wong	72,500		90,000	162,500

(1)

Mr. Coleman, our CEO, is not included in this table as he was an employee of the Company in 2019 and did not receive compensation for his services as a director. All compensation paid to Mr. Coleman for the services he provided to us in 2019 is reflected in the Summary Compensation Table.

(2)	Reflects cash retainer fees actually paid in 2019.

(3)

Each non-employee director serving on our Board on May 23, 2019, the date of our 2019 Annual Meeting of Stockholders, received a grant of restricted stock valued at $90,000 on the grant date, with the number of shares determined by dividing $90,000 by the closing price of our common stock on the grant date. Each restricted stock award will vest, and the restrictions thereon will lapse, in three equal annual installments on each of the first three anniversaries of May 23, 2019, subject to continued service on our Board through the applicable vesting dates. Amounts reflect the full grant-date fair value of restricted stock awards granted with respect to services performed in 2019 computed in accordance with ASC

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Topic 718, Compensation—Stock Compensation, or ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Notes 2 and 9 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 24, 2020. As of 2019, Messrs. Antenucci, Fried, Glaser, Harris, Linehan, Moran, and Porter each held 5,282 shares of our restricted common stock, Ms. Wong held 5,079 shares of our restricted common stock and Ms. Haubegger held 2,980 shares of our restricted common stock.

(4)

Pursuant to our Director Stock Plan, Messrs. Fried, Glaser and Porter elected to receive, on a non-deferred basis, all of their non-committee cash retainer fees earned in 2019 in the form of fully vested shares of our common stock having an equal value (as of the grant date) to the amount otherwise payable in cash.

(5)	On March 14, 2019, the Board accepted Mr. Nash’s resignation and voted to elect Ms. Haubegger as his successor.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills and characteristics and perspectives including a diversity of viewpoint, background experience or other demographics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Pursuant to our employment agreement with Mr. Coleman discussed below under “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2019 Table—Employment Agreements,” we are required to nominate Mr. Coleman for election as a director during his employment term. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, as defined by the rules of the SEC.

All potential candidates are interviewed by our Chief Executive Officer and Chairman of the Board and our Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Stockholders may recommend candidates to our Board. Any recommendation should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. All recommendations for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration. See “Communications with the Board” for more information.

CONSIDERATION OF BOARD DIVERSITY

The Company is committed to diversity and recognizes the benefits of having a diverse Board of Directors. We view increasing diversity at the Board level as essential to maintaining our competitive advantage and supporting the attainment of our strategic objectives. Not only does diversity promote the inclusion of different perspectives and ideas, and ensure that the Company has the opportunity to benefit from all available talent, but having a diverse Board also makes prudent business sense and makes for better corporate governance. We believe that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender, cultural and other distinctions between directors. These differences are considered in determining the optimum composition of our Board. All Board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective. The Company’s Nominating and Corporate Governance Committee regularly reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors.

In early 2016, the Nominating and Corporate Governance Committee resolved to strengthen its commitment to diversity by seeking to identify qualified female candidates for appointment. Since then, two independent female directors have been added to our Board. The Company was recognized as a Winning “W” company for 2019 by 2020 Women on Boards (2020WOB) for having a board comprised of at least 20% females.

The Company will continue to ensure that its commitment to diversity is effectively implemented by annually reviewing and assessing the size, composition and operation of the Board, annually considering the recommendation of candidates for appointment or nomination to the Board based upon an assessment of the independence, skills, qualifications and experience of potential candidates and, when required, engaging qualified external advisors to assist the Board of Directors in conducting a search for candidates who meet the Board’s skills and diversity criteria. The Board will routinely assess whether the Board is composed of appropriately qualified members with a broad range of expertise relevant to the Company’s business.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from stockholders. Stockholders and other interested parties may write to the entire Board or any of its members at Hudson Pacific Properties, Inc., c/o Kay L. Tidwell, Executive Vice President, General Counsel and Secretary, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o kay@hudsonppi.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The General Counsel will perform a legal review in the normal discharge of her duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, résumés and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, management gathers any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder or interested party for any necessary clarification. Our General Counsel (or her designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

The Audit Committee, Compensation Committee and Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, or by email at ir@hudsonppi.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conduct an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. (The Company’s Website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s Website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)

CORPORATE RESPONSIBILITY

Corporate Responsibility is core to Hudson Pacific Properties’ business strategy and guides our work with tenants, employees, investors and partners.

SUSTAINABLE

We are committed to leadership in sustainability—whether designing a new property, reimagining a dated building, or managing our existing portfolio.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Our environmental sustainability strategy focuses on reducing our carbon footprint. In 2019, we signed on to the World Green Business Council’s Net Zero Carbon Buildings Commitment, a group of organizations committed to ensuring their buildings operate at net zero carbon by 2030 or sooner. After transitioning to 100% renewable electricity in 2019, we are on track to achieve this ambitious, important target. Moving forward, we plan to make even greater strides towards achieving carbon neutrality and better understanding our financial exposure to climate-related risks by applying the framework outlined by the Task Force on Climate-related Financial Disclosure (TCFD). We will disclose the results of our TCFD assessment as they become available and develop a climate mitigation strategy to address any material risks identified.

We are also focused on minimizing our waste and water use and have invested in many capital and operating projects to reduce these impacts. We have long-term reduction targets for our portfolio that we are refreshing to be even more ambitious as we strive for environmental leadership.

2019 Sustainability Achievements

HEALTHY

We set our properties apart by providing environments that promote wellness and resiliency for our employees, tenants and neighbors.

We use leading design and operational practices to create healthy environments and drive healthy behaviors for the tens of thousands of people who experience our buildings each year. For example, wherever possible we use natural light and ventilation, provide on-site fitness facilities and promote healthy food options. Many of our buildings are located in highly walkable neighborhoods with great access to public transportation, two important factors in both mental and physical health. We also promote biking through installation of bike lockers, showers and bike-share stations. In 2019, we secured Fitwel certification for the Ferry Building in San Francisco and joined the Fitwel Champion Network. We plan to continue to pursue Fitwel certification for additional properties and to train in-house Fitwel Ambassadors to support the integration of healthy building strategies across our portfolio.

Our commitment to health and wellbeing extends beyond the people who physically visit our properties. We feel a responsibility to improve physical and mental health in our neighboring communities and much of our tenant engagement, philanthropic and advocacy work is aimed at achieving this objective.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

EQUITABLE

We seek to create and support communities that champion diversity and inclusivity and afford opportunity for everyone to succeed. This is not only the right thing to do, but is also a key part of our business strategy and a critical factor in how we excel as a company.

We have always made giving back a priority, focusing on issues with the potential to significantly and positively impact the vitality of our local communities. Increasingly, we have directed financial donations, as well as contributions of time and goods, to the homelessness crisis facing all our markets. We have several programs in place that encourage our employees and tenants to give back. We provide every employee with 32 hours of paid volunteer time-off annually, match employees’ charitable contributions, organize regular employee volunteering events, and host frequent gift and food drives at our properties.

In addition to our work with communities, we take great pride in how we care for our people. We know that creating a safe and inspiring workplace where individuals feel valued will enable us to hire and retain the best talent. We offer competitive compensation and benefits to our employees, and create spirited work environments that reward innovation and collaboration. We also aim to foster both personal and professional growth for employees at all levels of the organization. Above all, we embrace and value diversity in all its forms, whether gender, age, ethnicity or cultural background. We are proud that our employees represent an even gender split and a broad cross-section of racial and ethnic backgrounds. We have also extended our commitment to diversity and inclusion to the highest levels of the organization. Since 2017, we have elected two independent female directors to our board of directors, recognizing that diversity strengthens board performance and promotes long-term stockholder value. In 2019, 2020 Women on Boards recognized the Company as a “W” Winning Company for our commitment to board diversity.

For more information on our Corporate Responsibility initiatives, please visit www.HudsonPacificProperties.com/Responsibility to view our full Sustainability Policy, as well as our Corporate Responsibility Report.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

AUDIT AND NON-AUDIT FEES

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP’s fees for the fiscal years ended December 31, 2019 and 2018 were as follows (in thousands):

	FISCAL YEAR ENDED DECEMBER 31,
	2019 ($)	2018 ($)

Audit Fees	1,421	1,500

Tax Fees	1,107	729

Total Fees	2,528	2,229

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services in connection with the Company’s registration statements, securities offerings and audits of financial statements of subsidiaries.

Tax Fees—Includes recurring tax compliance (returns, E&P, etc.) and consultation on various items including cost segregation and transfer pricing.

All of the services performed by Ernst & Young LLP for the Company during 2019 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees our financial reporting process on behalf of the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation, consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, our December 31, 2019 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from us and considered the compatibility of non-audit services with its independence.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Mark D. Linehan

Theodore R. Antenucci

Jonathan M. Glaser

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

EXECUTIVE OFFICERS

Hudson Pacific Properties, Inc.’s executive officers are as follows:

NAME	AGE	POSITION

Victor J. Coleman*	58	Chief Executive Officer and Chairman of the Board

Mark T. Lammas*	53	President and Treasurer

Alexander Vouvalides*	41	Chief Operating Officer and Chief Investment Officer

Christopher J. Barton*	55	Executive Vice President, Development and Capital Investments

Joshua A. Hatfield*	47	Executive Vice President, Operations

Harout Diramerian	45	Chief Financial Officer
*	Named Executive Officer (“NEO”)

The following section sets forth certain background information regarding those persons currently serving as executive officers of Hudson Pacific Properties, Inc., excluding Victor J. Coleman, who is described on page 6 under “Proposal No. 1— Election of Directors”:

Mark T. Lammas serves as the Company’s President and Treasurer, and has previously served as our Chief Operating Officer and Chief Financial Officer. Prior to the formation of our Company, Mr. Lammas was a consultant to our predecessor, Hudson Capital, LLC, from September 2009. Before that time, Mr. Lammas was a Senior Vice President (from 1998 to 2005), then Executive Vice President (from 2006 to 2009) of Maguire Properties, Inc. where he principally oversaw finance and other transactional matters, since first joining that company as its General Counsel in 1998, then assuming other senior executive responsibilities after Maguire Properties went public on the NYSE in 2003. During his tenure, Mr. Lammas directed that company’s major capital market transactions, including corporate and asset financings and common and preferred equity offerings, acted as its principal liaison with institutional partners, and was responsible for compliance with corporate financial covenants and the accuracy of all financial reports and public disclosures. Prior to joining Maguire Properties in 1998, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP, where he specialized in representing developers, institutional investors and pension funds in their acquisition, development, financing, investing, and entity structuring and restructuring activities. Mr. Lammas is a graduate of the Boalt Hall School of Law (University of California, Berkeley). He obtained his Bachelor of Arts degree from the University of California, Berkeley in Political Economies of Industrial Societies, graduating magna cum laude and Phi Beta Kappa.

Alexander Vouvalides serves as Chief Operating Officer and Chief Investment Officer, overseeing the Company’s investment, development and leasing activities. He has served as Chief Investment Officer since 2014 and previously served as Senior Vice President, Acquisitions and, prior to that, Vice President, Asset Management. Prior to the formation of our Company, Mr. Vouvalides joined our predecessor, Hudson Capital, LLC, in 2009 as an associate focused on investments, asset management and corporate development. Before joining Hudson Capital, LLC, he worked in the Real Estate Finance & Securitization Group at Credit Suisse in both the New York and Los Angeles offices, where he underwrote and closed major acquisition and recapitalization loans across various asset types including office, hotel, retail, land and construction. Prior to that, Mr. Vouvalides worked in the Technology, Media & Telecommunications Investment Banking group at JPMorgan Chase & Co. in New York. He currently serves as a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Mr. Vouvalides graduated from Emory University with a Bachelor of Arts degree in Political Science.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Christopher J. Barton serves as Executive Vice President, Development and Capital Investments, and formerly served as Executive Vice President, Operations and Development since our IPO. Prior to the formation of our Company, Mr. Barton served as Vice President of Construction & Development of our predecessor, Hudson Capital, LLC, where he was responsible for operations and development, including establishing and monitoring property budgets, managing property staff and administering vendor contracts. He also managed the development and construction of the Technicolor Building and capital investment activity at the Sunset Gower and Sunset Bronson properties. Mr. Barton has over 25 years of experience in development and construction, encompassing mixed use, office, industrial, and residential projects, from conceptual site plan analysis and entitlements through completion. Prior to joining Hudson Capital, LLC in November 2006, Mr. Barton served as First Vice President for Arden Realty, Inc., from January 1997, where he was responsible for conceptual development, land entitlements, financial analysis and construction management for all real estate developments, including the Howard Hughes Center project, a planned 2.7 million square foot mixed-use development in Los Angeles, California. Before his tenure at Arden Realty, Inc., Mr. Barton was Project Manager at Beers-Skanska Construction Company where he managed large-scale construction projects in the southeast United States, including the Celebration Place office building complex for Walt Disney Company in Orlando, Florida. He currently serves on the board of directors of the Hollywood Chamber of Commerce and on the board of directors of Hollywood Freeway Central Park. Mr. Barton holds a Bachelor of Science degree from Purdue University and Master of Business Administration degree in both Real Estate and Finance from the University of Georgia.

Joshua A. Hatfield joined the Company in March of 2014 and serves as Executive Vice President, Operations, and previously served as Senior Vice President, Operations. Prior to his current role overseeing operations of the Company’s real estate portfolio, Mr. Hatfield oversaw the Company’s operations in San Francisco as Senior Vice President, Northern California. Before joining the Company, Mr. Hatfield served in various senior positions at GE Capital Real Estate, primarily in San Francisco. From 2008 to 2014, he held a number of portfolio management roles at GE overseeing joint venture and wholly owned real estate in west coast markets, including as Senior Asset Manager and Region Manager. Mr. Hatfield began his career at GE as Director of Debt Originations, operating in Chicago and San Francisco, with responsibility for originating new real estate loans and specialty debt investments. Mr. Hatfield holds a Bachelor of Science degree in International and Strategic History with a Minor in Systems Engineering from the US Military Academy at West Point and a Master of Business Administration degree from the University of Illinois. Following his graduation from West Point, Mr. Hatfield served as an Army infantry officer.

Harout Diramerian joined our Company in July of 2010 and serves as our Chief Financial Officer. He previously served as Chief Accounting Officer. Prior to joining us, Mr. Diramerian was Vice President of Finance and Analysis at Thomas Properties Group, Inc., or TPG, where he was responsible for corporate level earnings and cash flow projections, net asset valuations, and corporate finance forecasting and analysis. Mr. Diramerian was instrumentally involved in all equity offerings at TPG, including its initial public offering, secondary offering, private placements and an at-the-market equity offering. When he started at TPG in 2003, his primary focus was managing the joint venture relationships and leading the related financial reporting efforts. In addition, Mr. Diramerian was also involved with leading the budgeting and forecasting processes as well as tracking and analyzing property performance. Prior to joining TPG, Mr. Diramerian spent a total of eight years in real estate practice groups, first at Nanas, Stern, Biers, Neinstein and Co. LLP, then at Arthur Andersen LLP, and lastly at KPMG LLP, where he was a manager. Mr. Diramerian is a graduate of the University of California, Santa Barbara, and holds a Bachelor of Arts degree in business economics with an emphasis in accounting.

In March 2010, Mr. Diramerian filed for protection under Chapter 7, Title 11 of the United States Code, following his father’s diagnosis and untimely passing after a battle with leukemia. His father was in the process of constructing a condominium project, as to which Mr. Diramerian had provided a construction loan guarantee. Following the death of Mr. Diramerian’s father prior to the completion of construction, the construction lender placed the property into receivership. The construction lender’s subsequent enforcement of Mr. Diramerian’s guarantee ultimately precipitated Mr. Diramerian’s decision to seek bankruptcy protection. Mr. Diramerian’s bankruptcy was discharged in December 2011.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. Our NEOs and their positions during 2019 were:

•	Victor J. Coleman, Chief Executive Officer, President and Chairman of the Board;

•	Mark T. Lammas, Chief Operating Officer, Chief Financial Officer and Treasurer;

•	Alexander Vouvalides, Chief Investment Officer;

•	Christopher J. Barton, Executive Vice President, Development and Capital Investments; and

•	Joshua A. Hatfield, Executive Vice President, Operations.

Effective January 1, 2020, Mr. Lammas was promoted to President and Mr. Vouvalides was promoted to Chief Investment Officer and Chief Operating Officer. In addition, Mr. Diramerian was promoted to Chief Financial Officer (although he was not an NEO in 2019).

BUSINESS AND PERFORMANCE

Our executive compensation program is designed to directly motivate and reward management for delivering market-leading operating and financial results that lead to long-term value creation for our stockholders. We continue to focus on employing a best-in-class executive compensation program that maintains a strong link between our NEOs’ compensation and the Company’s performance. Highlights for the year ended December 31, 2019 include:

Strong Financial Performance

•	Increased FFO per diluted share, excluding specified items, by 9.1% to $2.03

•	Grew cash same-store office and studio NOI by 6.5% and 10.7%, respectively

•	Met or exceeded consensus FFO estimates for all reported quarters in 2019

Conservative Balance Sheet Maintained

•	Successfully issued $900.0 million of public debt

•	Recast $235 million studio loan into revolving facility secured by Sunset Bronson, ICON and CUE

•	Ended the year with 32.4% debt to total market capitalization

•	Upgraded from Baa3 to Baa2 by Moody’s Investors Service

Robust Leasing Activity

•	Signed more than 2.5 million square feet of office leases with 36.6% GAAP and 22.6% cash rent growth (need to determine if we want to highlight any of the major leases below or not)

•	Increased stabilized and in-service office portfolio leased percentages to 96.4% and 95.1%, respectively

•	Increased same-store studios portfolio trailing 12-month leased percentage to 92.3%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Successful Capital Recycling

•	Sold Milpitas office campus and land for a combined $148.0 million

•	Purchased in a joint venture with Blackstone a 1.5 million-square-foot office and retail complex in Vancouver for repositioning, with 450,000-square-feet of development potential

•	Purchased condominium rights to build 538,000-square-foot office tower adjacent to the Washington State Convention Center in Seattle

Proven (Re)Development Expertise

•	Delivered EPIC and Maxwell, totaling over 400,000 square feet in Los Angeles, both 100% pre-leased, on-time and on-budget

•	Commenced construction on the 584,000-square-foot One Westside mall-to-creative office conversion, which is fully pre-leased to Google, in Los Angeles

Active Stockholder Engagement

•	Met with over 260 distinct investors and analysts throughout the year across conferences, property tours, non-deal roadshows and a pre-REITWorld event hosted in Los Angeles

Significant Return for Stockholders

•

Generated more than a 33% return in 2019 (600 basis points outperformance above SNL U.S. REIT Office Index), and more than a 113% return over the past seven years (5,000 basis points outperformance above SNL U.S. REIT Office Index), with both metrics outperforming industry peers

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

KEY ELEMENTS OF OUR COMPENSATION PROGRAM

Our executive compensation program is designed to attract and retain high-caliber executive officers and employees and to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. We continue to proactively monitor and review our compensation program in an effort to ensure that it reflects best practices and ties significant components of pay to performance. During 2019, the Compensation Committee considered (i) relevant market pay practice at other office REITs, (ii) current best practice in plan design and (iii) retention and succession planning and accordingly made the following key decisions related to the structure of our program:

Employment Agreements

•  Entered into new employment agreements with all of our NEOs for a new four-year term, effective January 1, 2020

•  Removed the value of annual equity awards from Mr. Coleman’s cash severance calculation for termination without Cause or for Good Reason

Long-Term Incentives

•  In January 2020, replaced the Outperformance Plan with a new Performance Unit award that will provide additional transparency of the underlying calculation to internal and external stakeholders and balance the program by using more diverse performance metrics

•  New 2020 Performance Unit awards will vest based on the achievement of (i) our TSR performance as compared to the TSR of the SNL U.S. REIT Office Index and (ii) five operational performance metrics that are aligned with investor priorities, including ESG results

Executive Deferral Election Program

•  Beginning in 2020, executives may elect to receive all or any portion of their annual bonus in fully-vested LTIP Units, encouraging management to continue to increase their equity position in the Company

Compensation Governance	• Adopted a clawback policy for both cash and equity incentives for all Section 16 Officers

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The following table highlights key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our stockholders.

WHAT WE DO	WHAT WE DON’T DO

   Directly align pay with performance

   Create significant alignment with stockholders and pay the majority of executive compensation in the form of equity

   Formulaic cash bonus program, with 80% of total bonus tied to objective financial performance goals

   Include robust hurdles in our performance-based equity awards using a 3-year performance period to encourage long-term strategic planning

   Clawback policy for executive officers

   Maintain a cap on incentive compensation payments

   Mandatory 3-year post vesting holding period on time-based equity awards and a 2-year holding period on earned outperformance awards

   Robust stock ownership requirements:
CEO: 10x base salary
Other executives: 3x base salary

   Annual say-on-pay vote

   Independent compensation consultant

  Excise tax gross-up provisions

  Guaranteed cash incentives, equity compensation or salary increases for executive officers

  Excessive perquisites or other benefits

  Dividends or distributions on unearned equity awards subject to performance-based vesting (except limited distributions for tax purposes)

  Hedging of our equity securities

  Pledging of our equity securities

  Single-trigger cash severance in connection with a change in control

2019 SAY-ON-PAY VOTE

At our 2019 annual meeting, almost 97% of votes cast were voted in favor of our say-on-pay vote, which we believe affirms our stockholders’ support of our approach to our executive compensation program. Our say-on-pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our shareholders.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

TSR PAY-FOR-PERFORMANCE ALIGNMENT

We believe that the value creation produced from an investment in real estate should be assessed over a long-term period, and our strategy has focused on long-term value creation. We have consistently delivered exceptional TSR performance over the last seven years. The following table shows our one- three-, five- and seven-year TSR as compared to the median of our peer group, the SNL U.S. REIT Equity Index and the SNL U.S. REIT Office Index.

TOTAL STOCKHOLDER RETURNS(1)(2)

1-YEAR	3-YEAR	5-YEAR	7-YEAR

HPP 33%	SNL Equity 33%	SNL Equity 48%	HPP 113%

Peer Group 30%	HPP 18%	HPP 43%	Peer Group 102%

SNL Equity 28%	Peer Group 17%	Peer Group 38%	SNL Equity 96%

SNL Office 27%	SNL Office 8%	SNL Office 22%	SNL Office 63%

(1) Per S&P Global Market Intelligence as of 12/31/2019. (2) Peer Group data excludes companies that did not trade publicly for the entire period referenced.	KEY: HPP: Hudson Pacific Properties Peer Group: Median (see page 37 for peers) SNL Equity: SNL U.S. REIT Equity Index SNL Office: SNL U.S. REIT Office Index

Our TSR performance has a meaningful and direct impact on the compensation earned by our NEOs. Notwithstanding our strong returns, the Outperformance Plans require significant and meaningful performance in excess of average returns. As a result, the 2017 Outperformance Plan expired on December 31, 2019 with no payout even though our TSR over this period was +18% and significantly above the SNL U.S. REIT Office Index return:

CEO COMPENSATION DECISIONS

Our objective is to maintain a strong link between our CEO’s compensation and the Company’s performance. The Compensation Committee (in consultation with its independent compensation consultant) reviewed the Company’s short-term and long-term performance and reviewed competitive compensation data, industry trends and best practices in determining our compensation program.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Based on the results of this review, our Compensation Committee made the following key decisions to ensure that our Company’s compensation program with respect to our CEO appropriately reflects our performance accomplishments:

2019 COMPANY PERFORMANCE

Value Creation

•  +33% return in 2019 (600 bps outperformance over SNL U.S REIT Office Index in one year)

•  +113% return since 2013 (5,000 bps outperformance over SNL U.S REIT Office Index in seven years)

FFO

•  Increased FFO per diluted share, excluding specified items, by 9.1% to $2.03

Leasing

•  Signed over 2.5 million square feet of office leases with 36.6% GAAP and 22.6% cash rent growth

Net Income and Same-Store NOI

•  Full year net income of $0.28 per diluted share

•  Grew same-store office and studio NOI by 6.5% and 10.7%, respectively

Development

•  Delivered EPIC and Maxwell, totaling over 400,000 square feet in Los Angeles, both 100% pre-leased, on time and on budget

•  Started construction on 584,000 square foot One Westside mall-to-creative-office conversion in West Los Angeles, fully pre-leased to Google and slated for completion in Q1 2022

MARKET COMPETITIVENESS
• Compared the CEO’s pay opportunity and structure vs. appropriate size and asset peers	• Reviewed market trends and governance standards

2019 CEO PAY

Base Salary: $850,000

Annual Incentive Payout: $1,912,500

•  Determined by actual results under the 3 pre-es-tablished performance measures and based on the Committee’s assessment taking into consideration Mr. Coleman’s significant contributions in the Company’s market-leading performance

Total Time-Based LTIP Unit Award: $4 Million

•  Vests ratably over 3 years and subject to a 3-year mandatory holding period

Grant Date Fair Value of 2019 OPP: $2,268,000

•  Payout based on the achievement of superior 3-year absolute and relative TSR performance

•  Subject to a 2-year mandatory holding period

Special Equity Award: $1 Million

•  Non-recurring award granted in recognition of Mr. Coleman’s extraordinary value creation during his tenure as CEO, including a +113% return over the past seven years (versus a +63% for Office REITs)

CEO ACCOUNTABILITY
• 91% of Total Direct Compensation Variable / At-Risk	• Significant Equity Stake of 10X Annual Salary

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The Compensation Committee is guided by the following principles in determining an appropriate compensation mix:

•	The majority of executive officer compensation should be variable and heavily dependent upon the achievement of rigorous and objective performance requirements.

•	The majority of executive officer compensation should be in the form of equity-based incentives that provide direct alignment with our stockholders.

•

Although the Compensation Committee does not target any particular peer group percentile, the overall compensation structure should provide competitive compensation opportunities that will result in overall compensation at the higher-end of the peer range and that is attractive relative to compensation available at successful competitors if our performance exceeds expectations. Conversely, if the Company’s performance is below expectations and peer levels, it will result in overall compensation that is at the low end of the peer range and is less than those amounts paid at more successful competitors.

For 2019 performance, total direct compensation was allocated as follows:

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Objectives of Our Compensation Program

Our executive compensation philosophy is designed to accomplish the following objectives:

•	To attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value;

•

To provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy, and create a strong alignment of management and stockholder interests; and

•	To achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk-taking.

In order to achieve these objectives, we provide a comprehensive and market-based compensation program to the executive officers that includes both fixed and variable amounts, the components of which are described in more detail below under “Elements of Executive Officer Compensation.”

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

How We Determine Executive Compensation

COMPENSATION COMMITTEE	COMPENSATION CONSULTANT	HPP MANAGEMENT

Exercises independent discretion with respect to executive compensation matters	Advises the Committee on competitive benchmarking for pay levels, best practices in plan design, and governance trends	CEO provides input on individual performance for other NEOs and results against key non-financial business goals

Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Assists with peer group selection and analysis	Provides additional information as requested by the Committee

Reviews and approves individual targets and actual compensation for the most senior executives	Reviews and advises on recommendations, plan design and measures

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee determines compensation for our NEOs and consists of three independent directors. The purpose and responsibilities of the Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the compensation of the officers of the Company and the CEO, as well as evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;

•	Review any market-based compensation data provided by its compensation consultant, as described in greater detail below;

•	Make recommendations to the Board with respect to the compensation of non-employee directors;

•	Work with its compensation consultant to implement compensation policies aligned with our executive compensation objectives; and

•	Continue to consider additional factors that may be appropriate for inclusion in our long-term compensation philosophy.

The Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our Website at www.HudsonPacificProperties.com. Information contained on our Website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our Website to be part of this Proxy Statement.

We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our NEOs (a “say-on-pay proposal”). The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our NEOs.

ENGAGEMENT OF COMPENSATION CONSULTANT

The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In 2019, the Compensation Committee engaged FTI Consulting Inc., or FTI, a compensation advisory practice, to provide market-based compensation data and to advise on industry trends and best practices.

Other than advising the Compensation Committee as described above, FTI did not provide any services to the Company in 2019. Furthermore, our management team neither made the decision, nor recommended that the Compensation Committee decide, to engage FTI. The Compensation Committee has sole authority to hire, fire

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

and set the terms of engagement with FTI. The Compensation Committee has considered the independence of FTI, and each other adviser and outside legal counsel that provide advice to the Compensation Committee, consistent with the requirements of NYSE, and has determined that FTI and such other advisers are independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining FTI. The Compensation Committee intends to reassess the independence of its advisers at least annually.

In January 2020, the Compensation Committee elected to engage FPL Associates L.P., an independent compensation consultant exclusively focused on the real estate industry.

ROLE OF MANAGEMENT AND THE CHIEF EXECUTIVE OFFICER

The CEO provides the Compensation Committee with input on individual performance of all of his direct reports. The other NEOs do not play a role in determining their own compensation, other than discussing their performance with our CEO and assisting in the identification of appropriate cash bonus goals. During 2019, the Compensation Committee held meetings both independently and with the participation of our CEO. The Compensation Committee’s compensation consultant also participated in select meetings, at the committee’s request.

How We Use Peer Group Data

Each year, the Company reviews the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FTI prepared for the Compensation Committee a peer group using the following selection criteria:

•	Office sector REITs that invest in Class “A” space in high barrier-to-entry markets;

•	Select diversified REITs that own a large office portfolio; and

•	Peer companies that generally range in size from approximately 0.5x to 2.5x of our implied equity market capitalization and total enterprise value.

Based on this assessment, we revised our peer group to remove two companies: Alexandria Real Estate Equities, Inc. and Mack-Cali Realty Corporation, whose relative size were no longer appropriate comparisons. We also added one new company (SL Green Realty Corp.) whose portfolio included significant class A office assets in high-barrier markets within an appropriate relative size range on an implied equity market capitalization and total enterprise value basis. For 2019, our peer group included the following 11 REITs:

Cousins Properties Incorporated	Highwoods Properties, Inc.	Paramount Group, Inc.

Douglas Emmett, Inc.	The Howard Hughes Corporation	Piedmont Office Realty Trust, Inc.

Empire State Realty Trust, Inc.	JBG SMITH Properties	SL Green Realty Corp.

Equity Commonwealth	Kilroy Realty Corporation

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In September 2019, when the peer group was approved, our implied equity market capitalization and total enterprise value, compared to the new peer group, were each above the median (based on the publicly available information at that time).

(1)	Figures shown are in thousands.

The Compensation Committee uses the industry data as one tool in assessing and determining pay for our NEOs. Peer group data is intended to provide the Compensation Committee with insight into the overall market pay levels, market trends, best governance practices and industry performance. The compensation analysis for each peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group. The peer group compensation analysis prepared by FTI was used by the Compensation Committee for informational purposes only and to assess the competitiveness of each NEO’s overall compensation.

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RISK MITIGATION

Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk-taking. We believe that our annual cash bonus program and our equity-based compensation program (including the time-based equity awards and the OPPs or other performance-based awards) contain appropriate risk mitigation factors, as summarized below:

OWNERSHIP GUIDELINES

In addition to the elements of executive officer compensation described below, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. Our NEOs will have four years from the date we adopted the below guidelines in 2016 to meet the stock ownership requirements, or in the case of a new executive, four years from the commencement of his or her employment. Our stock ownership guidelines are as follows:

EXECUTIVE	OWNERSHIP REQUIREMENT AS A MULTIPLE OF BASE SALARY	OWNERSHIP REQUIREMENT MET AS OF DECEMBER 31, 2019

Victor J. Coleman	10x	Yes

Mark T. Lammas	3x	Yes

Alexander Vouvalides	3x	Yes

Joshua A. Hatfield	3x	Yes

Christopher J. Barton	3x	Yes

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ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

Each component of compensation plays a role in supporting our compensation goals and objectives consisting of the following principal components:

COMPONENT	FORM	LINKS TO PERFORMANCE	OBJECTIVE
Base Salary	Fixed Cash	Determined based on: • Evaluation of executive’s experience and current performance • Internal pay equity and comparison to peer group	• Recognize ongoing performance of job responsibilities, sustained high performance and contributions to Company success • Attract and retain executive talent
Annual Cash Bonus	Variable Incentive Cash

Based on pre-established objective performance hurdles and Company and individual performance:

•  FFO(1) per share (30%)

•  Same-store office net operating income (NOI(2)) growth (30%)

•  Stabilized office portfolio leased percentage (20%)

•  Overall Company and individual performance (20%)

• Reward the achievement of short-term corporate objectives and individual contributions on an annual basis • Drive stockholder value creation
Long-Term Incentives	Variable, Time-Based Equity Awards

Grant size is determined at fiscal year-end based on:

•  TSR performance

•  Execution of the Company’s long-term strategic plan

•  NEOs’ compensation levels compared to our peer group

Shares vest ratably over a three-year period, subject to continued service

Awards are subject to an additional mandatory holding period three years following the applicable vesting date

•  Support the retention of executives

•  Subject recipients to the same market fluctuations as stockholders

•  Motivate management to create long-term stockholder value

•  Reinforce our NEOs’ alignment of interests with our stockholders’ interests over the long-term

•  Ensure that management maintains a long-term focus that serves the best interests of the Company

Outperformance Plan Awards (Prior to 2020)

Provides value to our executives upon the creation of meaningful stockholder value above specified hurdles over a three-year performance period, including:

•  Absolute TSR above 21%

•  Relative TSR exceeding the SNL U.S. REIT Office Index return

Earned payouts are subject to a two-year mandatory holding period

• Enhance pay-for-performance structure and stockholder alignment • Motivate and reward senior management for superior TSR performance based on rigorous absolute and relative hurdles
Performance Unit Awards (New in 2020)

Provides value to our executives upon the creation of meaningful stockholder value as well as the achievement of operational/financial success above specified hurdles over a three-year performance period, including:

•  Relative TSR exceeding the SNL U.S. REIT Office Index return

•  Operational metrics subject to further modification based on absolute TSR performance

Earned payouts continue to be subject to a two-year mandatory holding period

•  Enhance pay-for-performance structure and stockholder alignment

•  Motivate and reward senior management for superior TSR performance based on rigorous absolute and relative hurdles

•  Addition of operational performance metrics that are aligned with investor priorities and long-term value creation

(1)	Refer to Appendix A for our definition of FFO and a reconciliation of net income attributable to common stockholders in accordance with GAAP to FFO, excluding specified items.

(2)	Refer to Appendix A for our definition of net operating income and a reconciliation from net income to same-store office cash net operating income.

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We design the principal components of our executive compensation program to achieve one or more of the principles and objectives described above. We view each component of our executive compensation program as related but distinct, and we regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. Compensation of our NEOs consists of the following elements:

•	base salary;

•	annual performance-based cash bonuses;

•	time-vesting equity incentive compensation grants and multi-year equity-based performance equity award programs;

•	certain severance and change in control benefits; and

•	retirement, health and welfare benefits and certain limited perquisites and other personal benefits.

Our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation principles and objectives. In addition, the compensation levels of our NEOs reflect to a significant degree the varying roles and responsibilities of such executives.

The following is a discussion of the primary elements of 2019 compensation for each of our NEOs.

Base Salaries

Base salaries are approved and periodically reviewed by the Compensation Committee. We believe that these salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

•	No formulaic base salary increases are provided to our NEOs; however, the Compensation Committee may adjust base salaries in connection with its periodic review.

•

While the Company does not target any particular peer group percentile for salaries (or any other compensation element), the Compensation Committee does factor peer group salaries into the overall decision-making process and determined these levels were appropriate in the context of consistently strong long-term Company and individual performance.

The following table sets forth the 2019 base salaries for each of our NEOs:

EXECUTIVE	2019 BASE SALARY ($)

Victor J. Coleman	850,000

Mark T. Lammas	650,000

Alexander Vouvalides	550,000

Joshua A. Hatfield	500,000

Christopher J. Barton	425,000

Cash Bonuses

During 2019, our NEOs were eligible for annual cash bonus payments based in part upon:

•	Achieving objective financial performance goals during the year, and

•	The Compensation Committee’s review of the Company’s and each NEO’s individual performance.

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Each executive’s annual cash bonus amount is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with total cash compensation dependent on Company and individual performance. For 2019, modest increases were made to potential bonus payouts at threshold, target and maximum in order to better align compensation with peer companies and to maintain linear relationships between threshold/maximum opportunities. The threshold, target and maximum percentages of base salary for 2019 were as follows:

EXECUTIVE	THRESHOLD	TARGET	MAXIMUM

Victor J. Coleman	125%	175%	225%

Mark T. Lammas	90%	130%	170%

Alexander Vouvalides	85%	120%	155%

Joshua A. Hatfield	85%	120%	155%

Christopher J. Barton	80%	115%	150%

The cash bonus program is primarily based on the achievement of several objective Company performance criteria that incentivize management to focus on financial goals that are aligned with our annual operating budget and strategic goals for the year. The 2019 cash bonus program included the following measures:

PERFORMANCE CRITERIA	WEIGHTING	RATIONALE FOR INCLUDING IN THE PROGRAM

FFO(1) per share (as adjusted)	30%	Encourages focus on profitability as measured by the most frequently assessed REIT earnings measure.

Same-store office cash NOI(2) growth	30%	Encourages focus on internal growth.

Stabilized office portfolio leased percentage	20%	Encourages focus on internal growth.

Discretionary	20%	See below.

(1)	Refer to Appendix A for our definition of FFO and a reconciliation of net income to FFO, excluding specified items.

(2)	Refer to Appendix A for our definition of net operating income and a reconciliation from net income to same-store office cash net operating income.

The Compensation Committee determined that each goal was challenging and set at levels that would require the Company to achieve significant results relative to Company guidance, the annual budget and industry forecasts. The performance levels for the 2019 cash bonus program, as compared to actual results for each measure, are shown below:

PERFORMANCE CRITERIA	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULTS

FFO(1) per share (as adjusted)	$1.95	$1.99	$2.03	$2.03

Same-store office cash NOI(2) growth	1%	2%	3%	6.5%

Stabilized office portfolio leased percentage	91%	93%	95%	96.4%

Discretionary	N/A	N/A	N/A	See below

(1)	Refer to Appendix A for our definition of FFO and a reconciliation of net income to FFO, excluding specified items.

(2)	Refer to Appendix A for our definition of net operating income and a reconciliation from net income to same-store office cash net operating income.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The 2019 cash bonus program also contained a discretionary element based on the Compensation Committee’s assessment of our Company’s performance and the executive’s individual performance. In determining whether each executive should be eligible to receive a discretionary bonus, the Compensation Committee considered each NEO’s individual performance and the Company’s overall 2019 accomplishments, including the performance set forth under “Proxy Summary—2019 Business Highlights” and impressive performance in the following categories: (i) capital markets; (ii) leasing; (iii) credit ratings; (iv) acquisitions/dispositions; (v) operations; and (vi) communications with the analyst and investor community. For Mr. Coleman, whose individual performance is most directly tied to Company performance, a maximum payout under the discretionary element was awarded by the Compensation Committee. Based on feedback from the CEO, each of the other NEOs received the maximum bonus under the discretionary element given the contributions each person made in achievement of the Company’s strong overall results.

The 2019 annual cash bonuses paid to our NEOs are as follows:

EXECUTIVE	2019 BONUS ($)

Victor J. Coleman	1,912,500

Mark T. Lammas	1,105,000

Alexander Vouvalides	852,500

Joshua A. Hatfield	775,000

Christopher J. Barton	637,500

Long-Term Equity Incentives

The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of our NEOs with the interests of our stockholders.

Our long-term equity incentive program is bifurcated into two components as follows:

Annual Equity Awards

In December 2019, the Compensation Committee approved time-based awards of LTIP Units for our NEOs. These awards are designed to:

•	Enable our executive officers to establish or augment meaningful equity stakes in the Company and directly align the interests of our NEOs with those of our stockholders.

•	Enable us to deliver competitive compensation to the executive officers at levels sufficient to attract and retain top talent within our executive officer ranks.

In determining the dollar-denominated value of the 2019 time-based LTIP Unit awards for our NEOs, the Compensation Committee analyzed:

•	The Company’s strong operational performance and TSR performance (including the Company-performance factors set forth above in “Proxy Summary—2019 Business Highlights”);

•	The role and responsibilities of the individual;

•	Individual performance history; and

•	Prevailing market practices based on market data provided by FTI with respect to our peer group.

Annual equity awards were not determined based on the attainment of any particular individual or Company-level performance goal(s) or the application of any benchmarking or formula(e). Instead the Compensation Committee considered our strong operational and long-term total stockholder return performance in determining the appropriate values.

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Based on this assessment, the Compensation Committee approved grants of time-based LTIP Unit awards, as follows:

EXECUTIVE	2019 LTIP UNIT AWARD (#)(1)	2019 LTIP UNIT AWARD ($)(2)

Victor J. Coleman	107,152	4,000,000

Mark T. Lammas	41,522	1,550,000

Alexander Vouvalides	38,843	1,450,000

Joshua A. Hatfield	18,752	700,000

Christopher J. Barton	16,073	600,000

(1)	Number of LTIP Units determined based on the closing price of the Company’s common stock as of December 29, 2019 ($37.33).

(2)

The grant date fair values, computed in accordance with ASC 718, are $3,383,860, $1,311,265, $1,226,662, $592,198 and $507,585 for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively.

These awards will vest in three equal, annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through such vesting date and further subject to an additional mandatory holding period under which the NEOs cannot transfer vested units for an additional three years following the applicable vesting date. The LTIP Unit awards are subject to accelerated vesting upon certain terminations (as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).

In December 2019, the Compensation Committee made an additional $1 million equity grant of 26,785 LTIP Units, outside of the annual cycle, to our CEO in recognition of the extraordinary value created for stockholders during his tenure and his relative pay positions compared to relevant market pay at comparable office REITs. The grant date fair value of this award computed in accordance with ASC 718 is $845,965. This award vests ratably over a three-year period and is subject to an additional two-year post-vesting holding period and is not intended to be part of the annual grant structure going forward.

Outperformance Program

Since 2012, the Compensation Committee has adopted an annual outperformance program to provide incentive to achieve long-term, absolute stock performance (TSR in excess of 21%) and relative stock performance (above the SNL U.S. REIT Office Index). OPP awards are payable only when performance exceeds stretch hurdles as measured by three-year TSR and requires both outperforming peers and positive stockholder returns.

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Below is a summary of the key terms of the 2019 OPP:

FEATURE	DESCRIPTION	OBJECTIVE

Maximum Plan Value	$28,000,000	Discourages excessive risk-taking by limiting the payout

Performance Period	Three years, ending on December 31, 2021	Promotes value creation over a long-term period

Absolute TSR Component	3% of the amount by which our TSR during the performance period exceeds 21% (or 7% simple annual TSR)	Rewards executives only after our stockholders receive a meaningful return

Relative TSR Component

3% of the amount by which our TSR performance exceeds that of the SNL U.S. REIT Office Index (on a percentage basis), including a negative value to the extent we underperform the Index by more than 900bps (or 300bps per year)

Limits the reward where despite an increase in stockholder value we are underperforming peers

Scale-Back Feature	Relative TSR component will be reduced on a linear basis from 75% to 0% for absolute TSR performance ranging from 21% (or 7% simple annual TSR) to 0%	Limits the reward where despite outperforming peers we are providing stockholders with a negative return

Post-Vesting Holding Period	Requires any units earned under the plan be subject to a 2-year holding period during which time the units may be not be transferred	Ensures the continued alignment with stockholders following the conclusion of the measurement period

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The 2019 OPP provides for a target bonus pool of $3,971,897 that would be attained if the Company achieves during the performance period (a) a TSR equal to that of the SNL U.S. REIT Office Index and (b) a 7% simple annual TSR. The OPP bonus pool was allocated as follows to our NEOs:

EXECUTIVE	2019 OPP AWARD BONUS PERCENTAGE	TARGET POTENTIAL DOLLAR-DENOMINATED AWARD UNDER 2019 OPP ($)	MAXIMUM POTENTIAL DOLLAR-DENOMINATED AWARD UNDER 2019 OPP ($)

Victor J. Coleman	24%	953,255	6,720,000

Mark T. Lammas	13.75%	546,136	3,850,500

Alexander Vouvalides	9.15%	363,429	2,562,000

Joshua A. Hatfield	6.4%	254,201	1,792,000

Christopher J. Barton	6.4%	254,201	1,792,000

At the end of the three-year performance period, participants who remain employed with us will be paid their percentage interest in the bonus pool as stock awards based on the value of our common stock or operating partnership performance units. With respect to the 2019 OPP, each of our NEOs was granted awards in the form of operating partnership performance units. Each NEO’s 2019 OPP bonus pool interest will be paid in fully vested operating partnership performance units and will continue to be subject to an additional two-year holding period.

If the performance period is terminated prior to December 31, 2021 in connection with a change in control, 2019 OPP awards held by our NEOs will be paid entirely in fully vested operating partnership performance units immediately prior to the change in control. In addition to these payments, each 2019 OPP award entitles the NEO to a cash payment equal to the aggregate dividends that would have been paid during the performance period on the total number of performance units ultimately issued or granted in respect of such 2019 OPP award, had such performance units been outstanding throughout the performance period (less the 10% current distribution that performance units are entitled to during the performance period).

If a participant’s employment is terminated without “cause,” for “good reason” or due to the participant’s death or disability during the performance period (referred to as qualifying terminations), the participant will be paid his or her 2019 OPP award at the end of the performance period entirely in fully vested performance units (except for the performance period dividend equivalent, which will be paid in cash at the end of the performance period). Any such payment will be pro-rated in the case of a termination without “cause” or for “good reason” by reference to the participant’s period of employment during the performance period.

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New Performance Unit Awards

In December 2019, the Compensation Committee approved new Performance Unit awards that it expects to grant annually in replacement of our OPP. The Performance Unit awards were granted as performance units in our operating partnership. Under this new program, a fixed number of performance units will be issued at the onset of the performance period and may be earned under a range of payouts based on stated goals. Additional details of this program are provided below:

FEATURE	DESCRIPTION	OBJECTIVE

Plan Concept	Three-year performance award program with shares issued at the onset of the plan which may be earned based: (i) 50% of grant date fair value on relative TSR performance (the “Relative TSR Units”) and (ii) 50% of grant date fair value on operational metrics, subject to an absolute TSR modifier (the “Operational Units”)

Relative TSR Units

•  Three-year measurement period, ending on December 31, 2022

•  Performance units may be earned between 37.5% and 250% of target based on relative TSR performance equal to -1,000 bps to +1,500 bps as compared to the SNL U.S. REIT Office Index return

•  Payouts for in-between performance will be calculated using straight-line interpolation

•  No payouts will be earned for relative TSR less than -1,000 bps

• Promotes value creation over a long-term period • Rewards executives only if we deliver strong stockholder returns relative to our peers

Operational Units

•  Three-year measurement period, ending on December 31, 2022

•  Performance units may be earned between 50% and 200% of target based on Net Debt to Gross Asset Value (30%), Leasing Volume (30%), LEED Certification (10%), Carbon Neutrality (10%) and G&A to Gross Asset Value (20%) based on performance as of December 31, 2022

•  Any performance units “earned” are subject to modification based on absolute TSR performance ranging from a 25% reduction if TSR is 0% or less, to a 25% increase for TSR greater than or equal to 30%

•  Payouts for in-between performance will be calculated using straight-line interpolation

•  Metrics promote strong operational performance and focus on investor priorities that will contribute to long-term value creation

•  Modifier limits the reward in periods when absolute TSR performance is not strong, including negative returns

Post-Vesting Holding Period	• Requires any performance units earned under the plan be subject to a two-year holding period during which time the units may be not be transferred	• Ensures the continued alignment with stockholders following the conclusion of the measurement period

The table above provides a general overview of the new Performance Unit program. Although the program is designed to grant a “target” number of units, with adjustments upwards/downwards based on performance, in order to address certain tax requirements that apply to performance units, each NEO was awarded the maximum number of units. Therefore, based on our performance the units can be earned at maximum (if maximum goals are achieved) or, if maximum goals are not achieved, will be adjusted downwards. If threshold, target or maximum goals are reached, then (1) the Relative TSR Units will be earned at 15%, 40% and 100%, respectively, of the Relative TSR Units awarded and (2) the Operational Units will be earned at 25%, 50% and 100%, respectively, of the Operational Units awarded. The earned Operational Units may be subject to further reduction of up to 40% based on our absolute TSR performance.

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Achievement of OPP Awards

The following table summarizes the status of the OPPs as of December 31, 2019 based on actual performance through that date (with the plans yet to be determined based on pro-rated performance targets):

PLAN YEAR	ABSOLUTE POOL	RELATIVE POOL	TOTAL POOL	STATUS

2017 OPP ($20,000,000 Plan Maximum)	$—	$—	$—	Concluded

2018 OPP ($25,000,000 Plan Maximum)	$4,735,407	$18,860,564	$23,595,971	1 Year of performance remaining

2019 OPP ($28,000,000 Plan Maximum)	$28,000,000	$11,722,946	$28,000,000	2 Years of performance remaining

In December 2015, the Compensation Committee granted special one-time performance-based restricted stock unit, or RSU, retention awards that vest in substantially equal annual installments on January 1 in each of 2017, 2018, 2019 and 2020, based on the achievement of: (i) an annual TSR equal to at least 7% for the applicable prior calendar year, or (ii) TSR that exceeds the total stockholder return for the MSCI U.S. REIT Index for the applicable prior calendar year. In addition, any unearned tranches could be earned if the Company achieved a cumulative hurdle of at least 28% TSR for the four-year performance period. Because this cumulative hurdle was achieved, all of the RSUs vested on January 1, 2020.

EMPLOYEE BENEFITS

Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, short-term and long-term disability, life insurance, an employee assistance program and other health benefits. We believe that these benefits are a key component of a comprehensive compensation package, providing essential protections to our NEOs and enhancing the overall desirability and competitiveness of our total rewards package.

Our employees, including our NEOs, who satisfy certain eligibility requirements may participate in our 401(k) retirement savings plan. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts to the plan, up to a statutorily prescribed limit. In 2019, we matched a portion of the contributions to the 401(k) plan on behalf of eligible employees. The discretionary employer match for 2019 was 30% of the first 6% of the eligible participant’s compensation contributed to the plan. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

ADDITIONAL COMPENSATION COMPONENTS

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

As described more fully below in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2019 Table” and “Potential Payments Upon Termination or Change in Control,” we have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment. The previous employment agreements expired on December 31, 2019, and on January 1, 2020, we executed new employment agreements with each of our NEOs as well as other executives. As part of his new employment agreement, Mr. Coleman agreed his cash severance protection will no longer include the average value of any annual equity awards made to him during the two prior fiscal years.

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We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.

The treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control is covered in the respective award agreements and described in more detail in the section “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2019 Table” and “Summary of Potential Payments Upon Termination or Change In Control” below.

In addition, (i) each of our OPPs provide for pro-rata accelerated time-vesting upon a qualifying termination during the performance period, as well as accelerated vesting upon a change in control (subject to attainment of applicable performance criteria) and (ii) the one-time RSU retention awards granted in 2015 to certain NEOs provided for accelerated vesting upon a qualifying termination or change in control, subject to attainment of applicable pro-rated performance goals. For a description of the material terms of the employment agreements and treatment of OPP awards and retention awards in connection with a change in control or qualifying termination, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2019 Table” and “Potential Payments Upon Termination or Change in Control” below.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the determination of the covered employees was generally expanded.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. However, if any portion of an executive’s compensation is subject to limitation under Section 162(m), the loss of this deduction will increase the Company’s Earnings & Profits for 2019 and, accordingly, increase the amount of distributions paid in 2019 that would be characterized as dividends. In approving the amount and form of compensation for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we may not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

ACCOUNTING STANDARDS

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. We have elected to account for forfeitures of awards as they occur. Grants of restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2017, December 31, 2018 and December 31, 2019, as well as their positions for 2019:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)		TOTAL ($)

Victor J. Coleman Chief Executive Officer, President and Chairman of the Board	2019	850,000	382,500	6,497,825	1,530,000	67,417	(4)	9,327,742
	2018	825,000	330,000	3,929,501	1,165,313	110,988		6,360,802
	2017	725,000	290,000	3,826,919	1,160,000	15,060		6,016,979

Mark T. Lammas Chief Operating Officer, Chief Financial Officer and Treasurer	2019	650,000	221,000	2,610,640	884,000	5,622		4,371,262
	2018	600,000	198,000	1,911,398	702,000	5,532		3,416,930
	2017	525,000	157,500	1,860,986	630,000	5,690		3,179,176

Alexander Vouvalides Chief Investment Officer	2019	550,000	170,500	2,091,337	682,000	5,622		3,499,459
	2018	525,000	157,500	1,413,360	561,094	5,532		2,662,486
	2017	475,000	142,500	1,522,367	570,000	5,690		2,715,557

Joshua A. Hatfield Executive Vice President, Operations	2019	500,000	155,000	1,196,988	620,000	5,622		2,477,610
	2018	425,000	127,500	888,293	454,219	5,532		1,900,544
	2017	405,000	121,500	776,557	486,000	5,690		1,794,747

Christopher J. Barton Executive Vice President, Development and Capital Investments	2019	425,000	127,500	1,112,385	510,000	5,622		2,180,507
	2018	425,000	127,500	804,306	454,219	5,532		1,816,557
	2017	410,000	123,000	947,731	492,000	5,690		1,978,421

(1)	Amounts represent discretionary bonuses paid to our NEOs under our 2019 cash bonus program in respect of services provided during the applicable fiscal year.

(2)

Amounts reflect the full grant-date fair value of LTIP Unit awards and OPP awards granted in the applicable year, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant-date fair values relating to 2019 LTIP Unit awards are $4,299,825, $1,311,265, $1,226,662, $592,188 and $507,585 for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively. The 2019 OPP award amounts in the table represent the following amounts based on the probable outcome of results; at maximum, the values are $6,720,000, $3,850,000, $2,562,000, $1,792,000 and $1,792,000 for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively.

We provide information regarding the assumptions used to calculate the value of all LTIP Unit awards and awards under the 2019 OPP made to executive officers in Notes 2 and 9 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 24, 2020. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual). The single measure that determines the number of performance units issued under our 2019 OPP to an NEO is our TSR compared with an absolute threshold and an applicable REIT Index, computed over the applicable performance period as described in more detail in “Elements of Executive Officer Compensation—Long-Term Equity Incentives” above. The awards under the 2019 OPP are treated as market condition shares as defined under ASC Topic 718, and as a result, the grant date values will not differ from the fair values presented in the table above.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

(3)

The amounts shown represent the non-discretionary bonuses earned and paid in 2019 under our 2019 cash bonus program. See “Elements of Executive Compensation—Cash Bonuses” for a detailed discussion of the 2019 cash bonus program.

(4)

Amount represents Company’s 401(k) match, life insurance premiums, long-term disability premiums and incremental costs to the Company for the personal use of an aircraft, each in the amount of $5,040, $42, $540 and $61,795, respectively.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2019:

NAME	GRANT DATE		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Victor J. Coleman			850,000	1,190,000	1,530,000	—	—	—	—	—

	02/14/2019	(2)	—	—	—	—	953,255	6,720,000	—	2,268,000	(3)

	12/29/2019	(4)	—	—	—	—	—	—	133,940	4,229,825	(5)

Mark T. Lammas			468,000	676,000	884,000	—	—	—	—	—

	02/14/2019	(2)	—	—	—	—	546,136	3,850,000	—	1,299,375	(3)

	12/29/2019	(4)	—	—	—	—	—	—	41,522	1,311,265	(5)

Alexander Vouvalides			374,000	528,000	682,000	—	—	—	—	—

	02/14/2019	(2)	—	—	—	—	363,429	2,562,000	—	864,675	(3)

	12/29/2019	(4)	—	—	—	—	—	—	38,843	1,226,662	(5)

Joshua A. Hatfield			340,000	480,000	620,000	—	—	—	—

	02/14/2019	(2)	—	—	—	—	254,201	1,792,000	—	604,800	(3)

	12/29/2019	(4)	—	—	—	—	—	—	18,752	592,188	(5)

Christopher J. Barton			272,000	391,000	510,000	—	—	—	—	—

	02/14/2019	(2)	—	—	—	—	254,201	1,792,000	—	604,800	(3)

	12/29/2019	(4)	—	—	—	—	—	—	16,073	507,585	(5)

(1)

Amounts shown in these columns represent each NEO’s non-discretionary annual cash bonus opportunity under our 2019 cash bonus program. The “Target” amount represents the NEO’s target bonus if each non-discretionary performance goal was achieved at the target level, and the “Threshold” and “Maximum” amounts represent the NEO’s threshold and maximum bonuses, respectively, if each non-discretionary performance goal was achieved at the minimum or the maximum levels.

(2)

Amounts reflect awards granted under the 2019 OPP. The number of operating partnership performance units to be earned under these awards will equal the dollar value of the bonus pool divided by our per share common stock value at the end of the performance period. The dollar value of the bonus pool, in turn, will range from $0 to $28,000,000 depending on the Company’s absolute and relative TSR performance over the performance period. Amounts in the “Maximum” column represent the amounts the NEOs will be eligible to receive if we achieve performance at a level sufficient to fund the 2019 OPP bonus pool at the maximum of $28,000,000. Amounts in the “Target” column represent the amounts the NEOs will be eligible to receive if we achieve performance at a level sufficient to fund the 2019 OPP bonus pool at the target of $3,971,897. Awards under the 2019 OPP granted to our NEOs will be earned in the form of performance units of our operating partnership. For additional information on the 2019 OPP, see “Elements of Executive Officer Compensation—Outperformance Programs” above.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

(3)

Amounts reflect the full grant date fair value of awards granted under the 2019 OPP determined in accordance with ASC Topic 718 based on the NEO’s percentage participation right in the 2019 OPP bonus pool. We provide information regarding the assumptions used to calculate the value of all awards under the 2019 OPP made to executive officers in Notes 2 and 9 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 24, 2020. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(4)

On December 5, 2019, the Compensation Committee approved LTIP Unit awards for each NEO, effective December 29, 2019, each of which will vest in three equal, annual installments on each of December 29, 2020, December 29, 2021 and December 29, 2022, subject to continued service with us through the applicable vesting dates (and further subject to accelerated vesting upon certain terminations as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).

(5)

Amounts reflect the full grant date fair value of awards granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to executive officers in 2019 in Notes 2 and 9 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 24, 2020. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2019 TABLE

The material terms of the employment agreements with each of our NEOs, as in effect in 2019, are described below.

EMPLOYMENT AGREEMENTS

Under the employment agreements, Messrs. Coleman, Lammas, Vouvalides, Barton, and Hatfield serve as the Company’s Chief Executive Officer; Chief Operating Officer, Chief Financial Officer and Treasurer; Chief Investment Officer; Executive Vice President, Development and Capital Investments; and Executive Vice President, Operations, respectively.

The initial term of the agreements ended on January 1, 2020; on that date, the term of the agreements would have automatically extended for one year. In the event that we experience a “change in control” (as defined in the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, or 2010 Plan) during the one-year extension period, the term of the employment agreements instead would have continued through the first anniversary of the consummation of the change in control. Effective January 1, 2020, we executed new employment agreements with each of our NEOs as well as other executives, the updated terms of which are discussed below.

Pursuant to these agreements, Mr. Coleman reports directly to our Board, Messrs. Lammas, Vouvalides and Barton report to our Chief Executive Officer and Mr. Hatfield reports to our Chief Operating Officer. During his employment term, the Board will nominate Mr. Coleman for election as a director.

For 2019, annual base salaries for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton were $850,000, $650,000, $550,000, $500,000 and $425,000, respectively, which were increased from the 2018 annual base salaries of $825,000, $600,000, $525,000, $425,000 and $425,000, respectively, to better align each NEO with the projected peer group median.

Under the agreements, each executive is eligible to receive an annual discretionary cash performance bonus, the amount of which will be determined based on determinations of company and individual performance by the Compensation Committee. In addition, the executives are eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year.

If an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the employment agreements), or by reason of the executive’s death or disability, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” below. The employment agreements also contain customary confidentiality and non-solicitation provisions.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The terms and conditions of the new employment agreements are the same as in the original employment agreements, except that (i) each employment agreement is effective as of January 1, 2020 and expires on the fourth anniversary of the effective date, unless earlier terminated, and, like the original employment agreements, is subject to an automatic one-year renewal term unless either party gives timely written notice of termination; (ii) Mr. Barton reports to our Chief Operating Officer and Chief Investment Officer and Mr. Hatfield reports to our President; and (iii) the 2020 annual base salaries for our executives were increased to the following amounts: $950,000 for Mr. Coleman, $725,000 for Mr. Lammas, $625,000 for Mr. Vouvalides, $535,000 for Mr. Hatfield and $440,000 for Mr. Barton.

Additionally, under the new employment agreements, the executives are entitled to additional payments and benefits if an executive’s employment is terminated by us without cause or by the executive for good reason, or by reason of the executive’s death or disability, as described further under “Potential Payments Upon Termination or Change in Control” below.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2019:

NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Victor J. Coleman	26,764	(1)	1,007,665	(2)	—		—

	73,917	(3)	2,782,975	(2)	—		—

	133,940	(4)	5,042,841	(2)	—		—

	22,038	(5)	829,731	(2)	—		—

	28,305	(6)	1,065,683	(7)	—		—

	—		—		159,362	(8)	5,999,979	(9)

	—		—		178,486	(10)	6,719,998	(9)

	—		—		66,114	(11)	2,489,192	(12)

Mark T. Lammas	12,311	(1)	463,509	(2)	—		—

	32,852	(3)	1,236,878	(2)	—		—

	41,522	(4)	1,563,303	(2)	—		—

	6,610	(5)	248,867	(2)	—		—

	15,097	(6)	568,402	(7)	—		—

	—		—		91,301	(8)	3,437,483	(9)

	—		—		102,257	(10)	3,849,976	(9)

	—		—		19,834	(11)	746,750	(12)

Alexander Vouvalides	10,219	(1)	384,745	(2)	—		—

	25,813	(3)	971,859	(2)	—		—

	38,843	(4)	1,462,439	(2)	—		—

	5,508	(5)	207,376	(2)	—		—

	12,072	(6)	454,511	(7)	—		—

	—		—		60,756	(8)	2,287,463	(9)

	—		—		68,047	(10)	2,561,970	(9)

	—		—		16,528	(11)	622,279	(12)

Joshua A. Hatfield	4,866	(1)	183,205	(2)	—		—

	15,253	(3)	574,275	(2)	—		—

	18,752	(4)	706,013	(2)	—		—

	6,789	(6)	255,606	(7)	—		—

	—		—		42,496	(8)	1,599,974	(9)

	—		—		47,596	(10)	1,791,989	(9)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Christopher J. Barton	5,353	(1)	201,540	(2)	—		—

	12,906	(3)	485,911	(2)	—		—

	16,073	(4)	605,148	(2)	—		—

	4,406	(5)	165,886	(2)	—		—

	9,431	(6)	355,077	(7)	—		—

	—		—		42,496	(8)	1,599,974	(9)

	—		—		47,596	(10)	1,791,989	(9)

	—		—		13,222	(11)	497,808	(12)

(1)

Consists of restricted stock granted on December 29, 2017, which vests in three substantially equal installments on each of December 29, 2018, 2019 and 2020, subject to continued service with us through the applicable vesting dates.

(2)

The market value of shares of restricted stock or LTIP Units, as applicable, that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2019 ($37.65) by the number of unvested shares or units outstanding under the award.

(3)

Consists of restricted stock granted on December 29, 2018, which vests in three substantially equal installments on each of December 29, 2019, 2020 and 2021, subject to continued service with us through the applicable vesting dates.

(4)

Consists of awards of LTIP Units granted on December 29, 2019, which vests in three substantially equal installments on each of December 29, 2020, 2021 and 2022, subject to continued service with us through the applicable vesting dates.

(5)

Consists of restricted stock granted on December 29, 2015, which vests in four substantially equal installments on each of January 1, 2017, 2018, 2019 and 2020, subject to continued service with us through the applicable vesting dates.

(6)

Represents the number of shares earned but unvested under the 2016 OPP as of December 31, 2019. Awards earned under the 2016 OPP vested as to 50% of the shares as of December 31, 2018, which were paid in fully vested shares of our common stock in 2019. The remaining 50% was issued in the form of restricted stock units granted in 2019 that vests in equal annual installments on December 31, 2019 and December 31, 2020, subject to continued service with us through the applicable vesting dates. As of December 31, 2019, half of these restricted stock units remained unvested.

(7)

The market value of earned but unvested rights in the 2016 OPP is calculated by multiplying the fair market value of a share of our common stock on December 31, 2019 ($37.65) by the number of shares earned but unvested under the 2016 OPP as of December 31, 2019.

(8)

Consists of (i) 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, multiplied by (ii) $25,000,000, which equals the bonus pool that is eligible to be earned under the 2018 OPP assuming the Company’s absolute and relative TSR performance for the three-year performance period under the 2018 OPP continues at the same rate as we experienced from January 1, 2018, the first day of the performance period, through December 31, 2019, divided by (iii) $37.65, which is the fair market value of a share of our common stock on December 31, 2019. Any awards earned under the 2018 OPP upon the completion of the three-year performance period will be earned in fully vested performance units of our operating partnership.

(9)

The market value of unearned rights in the OPPs is calculated by multiplying the fair market value of a share of our common stock on December 31, 2019 ($37.65) by the number of shares equivalent to the fair value of each NEO’s participation interest in the applicable OPP bonus pool (as determined in accordance with SEC rules and footnotes 8 and 10). For more information about the OPPs, see “Elements of Executive Officer Compensation-Outperformance Program” above.

(10)

Consists of (i) 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, multiplied by (ii) $28,000,000, which equals the target bonus pool that is eligible to be earned under the 2019 OPP assuming the Company’s absolute and relative TSR performance for the three-year performance period under the 2019 OPP continues at the same rate as we experienced from January 1, 2019, the first day of the performance period, through December 31, 2019, divided by (iii) $37.65, which is the fair market value of a share of our common stock on December 31, 2019. Any awards earned under the 2019 OPP upon the completion of the three-year performance period will be earned in fully vested performance units of our operating partnership.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

(11)

Consists of the unvested portion of RSU “retention awards” granted in 2015, which is scheduled to vest in four installments on January 1 of each of 2017, 2018, 2019 and 2020 based on the achievement of certain absolute or relative TSR goals measured annually or, if neither of the stockholder return hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest on January 1, 2020 based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date. In 2019, we did achieve the performance goals with respect to the fourth tranche and cumulative hurdle of this award, and accordingly, on January 1, 2020, Messrs. Coleman, Lammas, Vouvalides and Barton vested with respect to 66,114, 19,834, 16,528 and 13,222 RSUs, respectively.

(12)

The market value of the unvested portion of the RSU retention award is calculated by multiplying the fair market value of a share of our common stock on December 31, 2019 ($37.65) by the number of unvested restricted stock units as of December 31, 2019.

2019 OPTION EXERCISES AND STOCK VESTED

The following table summarizes vesting of stock applicable to our NEOs during the year December 31, 2019. None of the NEOs held any options during 2019:

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Victor J. Coleman	218,556	7,794,922

Mark T. Lammas	104,452	3,747,713

Alexander Vouvalides	85,586	3,072,087

Christopher J. Barton	58,279	2,078,805

Joshua A. Hatfield	41,442	1,503,029

(1)

Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of shares of common stock, or the number of RSUs, that vested on such date.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

The following describes the employment agreements in place with our NEOs in 2019.

Termination Without Cause or for Good Reason or by Reason of Death or Disability of Executive

Under the executives’ employment agreements in effect for 2019, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” or by reason of the executive’s death or “disability” (collectively, a “qualifying termination” and each, as defined in the employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:

Termination Without Cause or for Good Reason

The executive will be entitled to receive the following:

•

A lump-sum payment in an amount equal to one (or, with respect to Mr. Coleman, three) times the sum of (i) the executive’s annual base salary then in effect, (ii) the average annual bonus earned by the executive during the two prior fiscal years, and (iii) with respect to Mr. Coleman only, the average value of any annual equity awards made to Mr. Coleman during the two prior fiscal years (not including any awards granted pursuant to a multi-year or long-term performance program, initial hiring or retention award or similar non-reoccurring award);

•

Accelerated vesting of all outstanding equity awards held by the executive as of the termination date (other than any OPP awards and other than the one-time RSU retention awards granted in 2015, for which accelerated vesting provisions are described below); and

•	Company-subsidized healthcare continuation coverage for up to 18 months after the termination date.

In the event that an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason,” in either case, on or within one year after a change in control, then the executive will be entitled to receive the same payments and benefits described above, except that the amount of the cash severance received by each executive, other than Mr. Coleman, will be multiplied by two (rather than one).

Death or Disability of Executive

Upon a termination of employment by reason of death or disability, the executive or his/her estate will be entitled to accelerated vesting of all outstanding equity awards held by the executive as of the termination date (other than any OPP awards and other than the one-time RSU retention awards granted in 2015, for which accelerated vesting provisions are described below).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Under the executives’ employment agreements effective January 1, 2020, upon the occurrence of the qualifying termination, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:

SEVERANCE BENEFIT	AMOUNT
Without “Cause” or for “Good Reason”

Lump Sum Cash Payment

Multiple of the sum of:

•  Annual base salary then in effect, and

•  Average Bonus

Multiple for each executive is as follows:

•  3 times for Mr. Coleman

•  2 times for Messrs. Lammas and Vouvalides

•  1 times for Messrs. Hatfield and Barton

Annual Cash Bonus Award	Prorated Average Bonus

Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards

Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Without “Cause” or for “Good Reason,” on or within one year after a Change in Control

Lump Sum Cash Payment

Multiple of the sum of:

•  Annual base salary then in effect, and

•  Average Bonus

Multiple for each executive is as follows:

•  3 times for Messrs. Coleman, Lammas and Vouvalides

•  2 times for Messrs. Hatfield and Barton

Annual Cash Bonus Award	Same as above

Treatment of Outstanding Equity Awards	Same as above

Company-Subsidized Healthcare Continuation	Same as above
Death or Disability

Lump Sum Cash Payment	One time the sum of: • Annual base salary then in effect, and • Average Bonus
(Mr. Coleman only)

Annual Cash Bonus Award	Same as above

Treatment of Outstanding Equity Awards	Same as above

Company-Subsidized Healthcare Continuation (Mr. Coleman only)	Coverage for up to 12 months after the termination date

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Change in Control (no termination)

If the Company has a change in control and the successor company does not assume or substitute new awards pursuant to the 2010 Plan for any outstanding awards, such awards will vest in full to the extent then unvested.

OUTPERFORMANCE PROGRAM

Under the 2017 OPP, 2018 OPP and the 2019 OPP, if the three-year performance period is terminated prior to December 31, 2019, December 31, 2020 or December 31, 2021, respectively, in connection with a change in control, the OPP awards, to the extent earned as of the change in control, will be paid entirely in fully vested performance units of our operating partnership, immediately prior to the change in control.

If a participant’s employment is terminated without “cause,” for “good reason” or due to the participant’s death or disability during the applicable performance period (referred to as qualifying terminations), the participant will be paid his or her OPP award at the end of the performance period in fully vested shares or performance units (as applicable), to the extent earned based on achievement of the performance goals during the performance period. Any such payment will be pro-rated in the case of a termination without “cause” or for “good reason” by reference to the participant’s period of employment during the applicable performance period.

RSU RETENTION AWARDS

Under the RSU retention awards held by Messrs. Coleman, Lammas, Vouvalides and Barton, upon a termination of the executive’s employment by the Company without “cause,” by the executive for “good reason” or due to the executive’s death or disability, the RSU award will vest in full based on the achievement of a pro-rated cumulative TSR goal through the termination date. In addition, in the event of a change in control of the Company prior to the completion of the performance period, the RSU award will vest in full if the Company achieves a pro-rated cumulative TSR goal for the shortened performance period through the change in control date.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2019. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2010 Plan.

NAME	BENEFIT	DEATH ($)		DISABILITY ($)		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (NO CHANGE IN CONTROL)($)		CHANGE IN CONTROL (NO TERMINATION)($)(1)		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL($)(1)

Victor J. Coleman	Cash Severance(2)	—		—		15,817,953		—		15,817,953

	Continued Health Benefits(3)	—		—		45,659		—		45,659

	Equity Acceleration	25,852,330	(4)	25,852,330	(4)	19,484,661	(5)	16,609,318	(6)	26,272,530	(7)

	Life Insurance(8)	50,000		—		—		—		—

	Total	25,902,330		25,852,330		35,348,273		16,609,318		42,136,142

Mark T. Lammas	Cash Severance(2)	—		—		1,493,750		—		2,987,500

	Continued Health Benefits(3)	—		—		45,659		—		45,659

	Equity Acceleration	11,997,467	(4)	11,997,467	(4)	8,349,345	(5)	8,725,633	(6)	12,238,190	(7)

	Life Insurance(8)	50,000		—		—		—		—

	Total	12,047,467		11,997,467		9,888,754		8,725,633		15,271,349

Alexander Vouvalides	Cash Severance(2)	—		—		1,265,547		—		2,531,094
	Continued Health Benefits(3)	—		—		45,659		—		45,659

	Equity Acceleration	8,886,987	(4)	8,886,987	(4)	6,459,340	(5)	6,020,753	(6)	9,047,172	(7)

	Life Insurance(8)	50,000		—		—		—		—

	Total	8,936,987		8,886,987		7,770,546		6,020,753		11,623,925

Joshua A. Hatfield	Cash Severance(2)	—		—		1,094,610		—		2,189,220

	Continued Health Benefits(3)	—		—		38,773		—		38,773

	Equity Acceleration	5,021,230	(4)	5,021,230	(4)	3,323,190	(5)	3,669,783	(6)	5,133,276	(7)

	Life Insurance(8)	50,000		—		—		—		—

	Total	5,071,230		5,021,230		4,456,573		3,669,783		7,361,269

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

NAME	BENEFIT	DEATH ($)		DISABILITY ($)		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (NO CHANGE IN CONTROL)($)		CHANGE IN CONTROL (NO TERMINATION)($)(1)		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL($)(1)

Christopher J. Barton	Cash Severance(2)	—		—		1,023,360		—		2,046,720

	Continued Health Benefits(3)	—		—		26,720		—		26,720

	Equity Acceleration	5,663,745	(4)	5,663,745	(4)	3,965,705	(5)	4,317,306	(6)	5,775,791	(7)

	Life Insurance(8)	50,000		—		—		—		—

	Total	5,713,745		5,663,745		5,015,785		4,317,306		7,849,231

(1)

In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for the executive officer that are more favorable than the net after-tax payments and benefits payable to the executive officer in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No executive officer is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).

(2)

Cash severance was calculated by multiplying the applicable severance multiple (described above) by the sum of (i) the executive officer’s annual base salary in effect on December 31, 2019; (ii) the average annual bonus earned by the executive officer during 2017 and 2018; and (iii) with respect to Mr. Coleman only, the average value of any annual equity award made to him with respect to 2017 and 2018, not including any outperformance program awards or the RSU retention award. Mr. Coleman’s cash severance will no longer include the average value of any annual equity awards pursuant to his employment agreement effective January 1, 2020.

(3)

Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2019) for 18 months.

(4)

Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2019, (ii) the accelerated vesting of the portion of the executive’s 2016 OPP award that was unvested as of December 31, 2019, (iii) the accelerated vesting of the 2018 OPP and 2019 OPP awards held by the executive officer and (iv) except with respect to Mr. Hatfield, the accelerated vesting of the RSU retention awards based on the achievement of pro-rated performance goals, plus the dividend equivalents that would become payable in respect of the RSU retention awards. Amounts do not include the dividend equivalents that may become payable in respect of the executive’s 2018 OPP and 2019 OPP award upon the termination, as that amount is not yet determinable. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2019.

The value of accelerated restricted stock and LTIP Unit vesting was calculated by multiplying (a) the number of shares subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2019 ($37.65).

The value of the accelerated vesting of the 2016 OPP award was calculated by multiplying (a) the number of earned but unvested RSUs subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2019 ($37.65).

The 2018 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2018 OPP, or 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, times (y) the projected bonus pool under the 2018 OPP, or $23,595,971. The 2018 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2018 through December 31, 2019. Note, however, that the value of these accelerated 2018 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2018 OPP awards under this scenario could be greater or less than the amounts reported.

The 2019 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2019 OPP, or 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton,

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

respectively, times (y) the projected bonus pool under the 2019 OPP, or $28,000,000. The 2019 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2019 through December 31, 2019. Note, however, that the value of these accelerated 2019 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2019 OPP awards under this scenario could be greater or less than the amounts reported.

The value of the accelerated vesting of the RSU retention awards as of December 31, 2019 is estimated for purposes of this disclosure based on the achievement of a pro-rated cumulative TSR goal through the assumed termination date (December 31, 2019). The RSU retention award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his RSU retention award upon such termination, or $251,233, $75,369, $62,806 and $50,244 for Messrs. Coleman, Lammas, Vouvalides and Barton, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2016) through December 31, 2019.

(5)

Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2019, (ii) the accelerated vesting of the portion of the executive’s 2016 OPP award that was unvested as of December 31, 2019, (iii) the pro-rated accelerated vesting of the 2018 OPP award and 2019 OPP award held by the executive officer and (iv) except with respect to Mr. Hatfield, the accelerated vesting of the RSU retention awards based on the achievement of pro-rated performance goals, plus the dividend equivalents that would become payable in respect of the RSU retention awards. Amounts do not include the dividend equivalents that may become payable in respect of the executive’s 2018 OPP award and 2019 OPP award upon the termination, as that amount is not yet determinable. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2019.

The value of accelerated restricted stock and LTIP Units, RSU retention awards and 2016 OPP award vesting was calculated as described in footnote (4) above.

The 2018 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2018 OPP, or 24.00%, 13.75%, 9.15%, 6.40%, and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, times (y) the pro-rated portion of the performance period elapsed through December 31, 2019, or approximately two-thirds, times (z) the projected bonus pool under the 2018 OPP, or $23,595,971. The 2018 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2018 through December 31, 2019. Note, however, that the value of these accelerated 2018 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2018 OPP awards under this scenario could be greater or less than the amounts reported.

The 2019 OPP awards were valued for each executive officer by multiplying (x) the executive officer’s interest in the 2019 OPP, or 24.00%, 13.75%, 9.15%, 6.4% and 6.4% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, times (y) the pro-rated portion of the performance period elapsed through December 31, 2019, or approximately one-third, times (z) projected bonus pool under the 2019 OPP, or $28,000,000. The 2019 OPP bonus pool is not yet determinable. We have estimated for purposes of this disclosure that the Company’s TSR performance over the remainder of the performance period will replicate the Company’s actual TSR performance from January 1, 2019 through December 31, 2019. Note, however, that the value of these accelerated 2019 OPP awards would ultimately reflect actual performance and, accordingly, if our actual TSR results vary, the amounts payable in respect of 2019 OPP awards under this scenario could be greater or less than the amounts reported.

(6)

Represents, for each executive officer, the full accelerated vesting of (i) the earned but unvested portion of the executive’s 2016 OPP award as of December 31, 2019 and (ii) the 2018 OPP award and 2019 OPP award held by the executive officer based on actual performance through December 31, 2019, plus the dividend equivalents that would become payable in respect of the executive’s 2018 OPP and 2019 OPP awards upon the change in control. In addition, except with respect to Mr. Hatfield, includes the value of the accelerated vesting of the RSU retention awards based on the achievement of pro-rated performance goals plus the dividend equivalents that would become payable in respect of the RSU retention awards. As required by applicable disclosure rules, these values reflect a hypothetical change in control occurring on December 31, 2019.

The value of the 2016 OPP award vesting was calculated as described in footnote (4) above.

The 2018 OPP award values were determined for each executive officer by multiplying (x) the executive officer’s pool interest of 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, by (y) a bonus pool of $23,595,971, determined based on actual TSR performance through December 31, 2019.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The 2018 OPP award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2018 OPP award upon such change in control, or $265,444, $152,066, $101,188, $70,780 and $70,780 for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2018) through December 31, 2019 and the bonus pool of $23,595,971, (determined based on actual TSR performance through December 31, 2019).

The 2019 OPP award values were determined for each executive officer by multiplying (x) the executive officer’s pool interest of 24.00%, 13.75%, 9.15%, 6.40% and 6.40% for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, by (y) a bonus pool of $28,000,000 (determined based on actual TSR performance through December 31, 2019).

The 2019 OPP award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2019 OPP award upon such change in control, or $154,756, $88,657, $58,997, $41,266 and $41,266 for Messrs. Coleman, Lammas, Vouvalides, Hatfield and Barton, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2019) through December 31, 2019 and the bonus pool of $28,000,000 (determined based on actual TSR performance through December 31, 2019).

(7)

Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and LTIP Units held by the executive officer as of December 31, 2019, (ii) the accelerated vesting of the portion of the executive’s 2016 OPP award that was unvested as of December 31, 2019, (iii) the full accelerated vesting of the 2018 OPP award and 2019 OPP award held by the executive officer based on actual performance through December 31, 2019, and (iv) the accelerated vesting of the RSU retention awards based on the achievement of a pro-rated cumulative TSR goals. As required by applicable disclosure rules, these values reflect a hypothetical change in control and qualifying termination of the executive’s employment occurring on December 31, 2019.

The value of accelerated restricted stock and LTIP Units, RSU retention awards and 2016 OPP awards vesting was calculated as described in footnote (4) above. The value of the 2018 OPP and 2019 OPP awards was calculated as described in footnote (6) above.

(8)	Represents the life insurance proceeds payable by a third-party insurer under the executive’s life insurance policy upon a termination of employment due to death.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Victor J. Coleman, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $123,063; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $9,327,742.

Based on this information, for 2019, our CEO’s annual total compensation was approximately 76 times that of the median of the annual total compensation of all of our employees (other than the CEO).

DETERMINING THE MEDIAN EMPLOYEE

Employee Population

We used our employee population data as of October 1, 2017 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 290 individuals, including 289 full-time employees and one part-time employee.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we selected base salary and bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017, as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all full-time employees who were new-hires in 2017 and on leave of absence in 2017.

This employee is the same employee identified for purposes of our 2019 disclosure. We believe that there have been no changes in our employee population or employee compensation arrangements since that median employee was identified in 2017 that would significantly impact our pay ratio disclosure.

COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $123,063.

ANNUAL TOTAL COMPENSATION OF CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding compensation plans under which our equity securities are authorized for issuance:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)

Equity compensation plans approved by stockholders	13,126,814	(2)	—	4,956,132	(3)

Equity compensation plans not approved by stockholders	—		—	—

Total	13,126,814		—	4,956,132

(1)	Consists of the 2010 Plan.

(2)

Represents 6,086,587 shares of common stock that were subject to awards of RSUs, including our one-time RSU retention grants, potential awards under our OPP plans using the maximum bonus pool eligible to be earned and based on a stock price of $37.65 on December 31, 2019 for the 2018 OPP and 2019 OPP and 3,128,610 of unvested time-based restricted operating partnership units.

(3)

As of December 31, 2019, 4,956,132 fungible units remained available for issuance under our 2010 Plan. This fungible unit limit means that, based on the relative fungible unit weights attributable to different award types under the plan, the maximum number of shares that may be issued under the plan as of December 31, 2019 ranged from 4,956,132 to 6,516,539 shares, with the ultimate share limit determined by reference to the types of awards actually granted under the plan. The amount disclosed in the table represents the number of shares that would be available for issuance if all awards made after December 31, 2019 are granted as ten-year options.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

COMPENSATION RISK ANALYSIS

As part of the 2019 compensation process, the Compensation Committee, in conjunction with FTI, considered the matter of risks to stockholders and to the achievement of performance objectives that may be inherent in the compensation programs. After reviewing and discussing the foregoing, it was concluded that the Company’s compensation programs are designed with an appropriate risk-reward balance in relation to the Company’s business strategy and that none of the compensation programs encourage any executive or employee to take on excessive or unnecessary risks that are reasonably likely to have a material adverse effect on the Company. The following elements of our executive compensation plans and practices were considered in evaluating whether such plans and practices encourage our executives to take unnecessary risks:

•

We evaluate performance based on a variety of business objectives, including, but not limited to, execution of capital markets strategy, expansion of asset base, sourcing and completion of accretive acquisitions, strength of balance sheet, earnings, and occupancy and leasing performance, that we believe correlate to the long-term, sustainable creation of stockholder value;

•

The most material component of equity-based executive compensation is in the form of “full-value awards,” such as restricted stock, which, as compared to stock options or other market-based equity compensation vehicles, retains some degree of value even in periods of depressed markets and thus provides executives with a baseline of value that lessens the likelihood that executives will undertake any unnecessary risks to get or keep options (or other similar vehicle) “in-the-money”;

•

In 2019, the Compensation Committee retained ultimate discretion in setting compensation and did not rely on pre-determined formulas, therefore our executives were not encouraged to take unreasonable risks to meet certain hurdles to avoid not achieving the required formulaic metric; and

•

As the most material portion of each executive’s compensation to date has been in the form of stock, our executives have sizable holdings of equity in the Company, which aligns an appropriate portion of their personal wealth with our long-term performance. None of the shares of our stock or the common units of our operating partnership owned by our directors and executive officers are pledged as collateral for a loan.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE REPORT

The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE

Richard B. Fried

Robert L. Harris II

Barry A. Porter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2019, the members of the Compensation Committee were Richard B. Fried, Robert L. Harris II and Barry A. Porter. None of Messrs. Fried, Harris or Porter has ever been an officer or employee of our Company or any of our subsidiaries. During 2019, none of our executive officers served on the compensation committee (or equivalent), or the Board of Directors, of another entity whose executive officer(s) served on the Compensation Committee or Board.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units are exchangeable for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of common stock as opposed to common units is set forth in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 20, 2020 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of March 20, 2020, 153,315,905 shares of our common stock were issued and outstanding.

Unless otherwise indicated, the address of each named person is c/o Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND COMMON UNITS BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING COMMON STOCK(1)	PERCENTAGE OF OUTSTANDING COMMON STOCK AND COMMON UNITS(2)

The Vanguard Group(3)	22,314,808	14.55%	14.47%

Cohen and Steers Inc.(4)	19,062,295	12.43%	12.36%

BlackRock, Inc.(5)	11,789,548	7.69%	7.64%

Invesco Ltd.(6)	9,360,515	6.11%	6.07%

Victor J. Coleman	1,608,613	1.05%	1.04%

Mark T. Lammas	340,309	*	*

Alexander Vouvalides	245,208	*	*

Jonathan M. Glaser	316,038	*	*

Christopher Barton	155,817	*	*

Barry A. Porter	84,000	*	*

Joshua A. Hatfield	101,055	*	*

Theodore R. Antenucci	42,656	*	*

Mark D. Linehan	39,660	*	*

Robert M. Moran, Jr.	34,392	*	*

Richard B. Fried	14,537	*	*

Robert L. Harris II	15,486	*	*

Andrea Wong	7,340	*	*

Christy Haubegger(7)	3,153	*	*

All directors and executive officers as a group (23 persons)	3,655,540	2.38%	2.37%

*	Represents less than 1.0%.

(1)

Based on 153,315,905 shares of common stock outstanding as of March 20, 2020. In addition, amounts for each person assume that all common units held by the person are exchanged for shares of our common stock, and amounts for all directors and executive officers as a group assume all common units held by them are exchanged for shares of our common stock, in each case, regardless of when such common units are exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.

(2)

Based on 153,315,905 shares of common stock outstanding as of March 20, 2020 and 911,858 common units held by limited partners outstanding as of March 20, 2020, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock. Does not include shares of common stock that may be issued upon exchange of series A preferred units of limited partnership interest in our operating partnership or upon exchange of common units into which such series A preferred units may be converted.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

(3)

The Vanguard Group, a Pennsylvania corporation, is the parent holding company of Vanguard Fiduciary Trust Company, a Delaware limited liability company, and Vanguard Investments Australia, Ltd. The Vanguard Group, Inc. may be deemed to beneficially own the shares owned by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The information in this footnote is based solely upon a Schedule 13G/A filed by The Vanguard Group on February 11, 2020.

(4)

Cohen & Steers, Inc., a Delaware corporation, is the parent holding company of Cohen & Steers Capital Management, Inc, a New York corporation, and Cohen & Steers UK Ltd, a United Kingdom Private Limited Company. Cohen & Steers, Inc. may be deemed to beneficially own the shares owned by Cohen & Steers Capital Management, Inc and Cohen & Steers UK Ltd. The principal address for Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The information in this footnote is based solely upon a Schedule 13G/A filed by Cohen & Steers, Inc. on February 14, 2020.

(5)

BlackRock, Inc., a New York corporation, is the parent holding company of BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. may be deemed to beneficially own the shares owned by BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, and BlackRock Fund Managers Ltd. The principal address for BlackRock, Inc. is 55 East 52 Street, New York City, NY 10055. The information in this footnote is based solely upon a Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020.

(6)

Invesco Ltd., a Bermuda corporation, is the parent company of Invesco Advisers, Inc., Invesco Investment Advisers, LLC and Invesco Capital Management LLC, each an investment adviser, and Invesco Ltd. may be deemed to beneficially own the shares held by these investment advisers. The principal address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309. The information in this footnote is based solely upon a Schedule 13G/A filed by Invesco Ltd. on February 12, 2020.

(7)	On March 14, 2019, the Board accepted Mr. Nash’s resignation and voted to elect Ms. Haubegger as his successor.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Proxy Statement captioned Executive Compensation.

FERRY BUILDING ACQUISITION FROM CERTAIN AFFILIATES OF BLACKSTONE

On October 9, 2018, the Company entered into a joint venture with Allianz to purchase the Ferry Building from certain affiliates of Blackstone for $291.0 million before credits, prorations and closing costs. At the time of the transaction Michael Nash, a senior managing director of an affiliate of Blackstone, was a director of our Board. Mr. Nash resigned from our Board on March 14, 2019.

EMPLOYMENT OF JACK HARRIS

The son of Robert L. Harris II (one of our independent directors) is employed by the Company in our investments department. His aggregate compensation (including salary and bonus) for the year ended December 31, 2019 of approximately $136,897 was comparable with other Company employees in similar positions.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have operated under our Standards of Business Conduct policy since our IPO in June 2010. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

OTHER INFORMATION

HOUSEHOLDING OF PROXY MATERIALS

Under the rules of the SEC and Maryland law, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at Hudson Pacific Properties, Inc., Attention: Investor Relations, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, (b) telephone at (310) 622-1702, or (c) e-mail at ir@hudsonppi.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

STOCKHOLDER PROPOSALS

2020 Annual Meeting Proposals

Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws or by Rule 14a-8 under the Exchange Act and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.

2021 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel at the address set forth on the Notice of this Proxy Statement no later than December 3, 2020. Any proposal should be addressed to our General Counsel and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.

In addition, our Bylaws currently require that we be given advance written notice of nominations for election to our Board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice, as well as the information and other materials required by our Bylaws, at our principal executive offices no later than 5:00 p.m. Eastern time on December 3, 2020 and no earlier than November 3, 2020 for matters to be presented at the 2021 annual meeting of our stockholders. However, in the event that the 2021 annual meeting is held before April 20, 2021 or after June 19, 2021, for notice

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

by the stockholder, and the accompanying information and other materials, to be timely it must be received no more than 150 days prior to the date of the 2020 annual meeting and not less than the later of the close of business on the later of (a) the 120th day prior to the date of the 2020 annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting was first made by the Company.

Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet or by telephone or by delivering to us or your broker a signed and dated proxy card.

By Order of the Board of Directors,

Kay L. Tidwell

Executive Vice President, General

Counsel and Secretary

Los Angeles, California

April 2, 2020

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any information included on our Website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

OTHER MATTERS

We are not aware of any other matters that may properly be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or at any adjournment or postponement thereof the proxy holders will vote on such matters in their discretion.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. (PDT) on Wednesday, May 20, 2020, at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, unless we elect to hold the Annual Meeting by remote means due to concerns around the coronavirus disease. If we decide to hold a virtual meeting, you will be notified in advance. We have made the materials related to the Annual Meeting available to you on the Internet, or upon your request, we have delivered printed copies of these materials to you by mail. These materials were first made available or sent to you on April 2, 2020.

What is the purpose of the Annual Meeting of Stockholders?

At the Annual Meeting, stockholders will consider and vote upon the matters described in the Notice of Annual Meeting and this Proxy Statement—the election of directors, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the advisory approval of the Company’s executive compensation. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Who can attend the Annual Meeting?

All of our common stockholders of record as of the close of business on March 20, 2020, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 20, 2020 to gain admittance to the Annual Meeting. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

(1)	the election of 10 directors (each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies);

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2019, as more fully described in this Proxy Statement; and

(4)	any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

The Board recommends a vote:

(1)	FOR the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (see Proposal No. 2); and

(3)	FOR the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2019 (see Proposal No. 3).

If you properly execute and return your proxy card but do not give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board on each of the matters listed above.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

Who may vote?

You may vote if you were the record owner of shares of our common stock at the close of business on March 20, 2020, which is the record date for the Annual Meeting, or you are the duly authorized proxy of a record owner of shares of our common stock as of the record date. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting or any adjournment or postponement thereof for each share of common stock you owned of record as of the record date. As of the close of business on March 20, 2020, we had 153,315,905 shares of common stock outstanding.

Who counts the votes?

A representative of Computershare, Inc. will tabulate the votes, and our Executive Vice President, General Counsel and Secretary, Kay L. Tidwell, will act as the inspector of the election.

Is my vote confidential?

Yes, your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2020). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What is quorum for the Annual Meeting?

Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.

If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 20, 2020, without notice other than announcement at the meeting. We may also postpone, to a date not later than 90 days after the original record date, or cancel the Annual Meeting by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.

What vote is required to approve an item of business at the Annual Meeting?

To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 3), the affirmative vote of a majority of the votes cast on the proposal is required.

If you are a stockholder of record as of the record date for the Annual Meeting and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you properly execute and return your proxy card, the persons named as proxy holders will vote in their discretion on any other matter properly brought before the Annual Meeting. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a non-routine matter because the nominee lacks discretionary authority to vote the shares and the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly-executed proxy indicating a broker non-vote will be counted as present for purposes of determining whether a quorum is present.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:

•

With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•	With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares if no instructions are received from you.

•

With respect to Proposal No. 3 (Advisory Approval of Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

Because an abstention is not a vote cast with respect to any proposal, if you instruct your proxy or broker to “abstain,” it will have no effect on the vote on any proposal. If you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held in your name, there are three ways for you to authorize a proxy:

•	If you received a paper copy of the proxy materials by mail, sign and mail the proxy card in the enclosed return envelope;

•	Call 1-800-652-VOTE (8683); or

•

Log on to the Internet at www.investorvote.com/HPP and follow the instructions at that site. The Website address for authorizing a proxy by Internet is also provided on your notice at the Annual Meeting.

Telephone and Internet proxy authorizations will close at 11:00 p.m. (Pacific Daylight Time) on May 19, 2020. If you properly authorize a proxy, unless you indicate otherwise, the persons named as your proxies will vote your common stock: FOR the election of each of the nominees for election as directors named in this Proxy Statement; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; and FOR the advisory approval of the Company’s executive compensation.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

•

Filing written notice of revocation before or at our Annual Meeting with our Executive Vice President, General Counsel and Secretary, Kay L. Tidwell, at Hudson Pacific Properties, Inc. 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, CA 90025;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the instructions provided by the holder of your common stock regarding how to revoke your voting instructions.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this Proxy Statement, we are not aware of any business that may properly be introduced at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

Who pays for this proxy solicitation?

We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where can I find corporate governance materials?

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are published on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com. (We are not including the other information contained on, or available through, our Website as a part of, or incorporating such information by reference into, this Proxy Statement.)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS

Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

The following table presents our FFO for the years ended December 31, 2019 and 2018 and a reconciliation of net income to FFO, excluding specified items (in thousands):

	YEAR ENDED DECEMBER 31,

	2019	2018

Net income	$55,846	$111,781

Adjustments:

Depreciation and amortization—Consolidated	282,088	251,003

Depreciation and amortization—Corporate-related	(2,153)	(2,000)

Depreciation and amortization—Company’s share from unconsolidated real estate investment	3,964	—

Gains on sale of real estate	(47,100)	(43,337)

Impairment loss	52,201	—

Unrealized gain on non-real estate investments	—	(928)

FFO attributable to non-controlling interests	(28,576)	(22,978)

FFO attributable to preferred units	(612)	(618)

FFO to common stockholders and unitholders	315,658	292,923

Specified items impacting FFO:

Transaction-related expenses	667	535

Lease termination non-cash write-off	—	(3,039)

One-time debt extinguishment cost	744	421

FFO (excluding specified items) to common stockholders and unitholders	$317,069	$290,840

Weighted average common stock/units outstanding—diluted	156,113	156,266

FFO per diluted common stock/unit diluted	$2.02	$1.87

FFO (excluding specified items) per common stock/unit—diluted	$2.03	$1.86

Growth	9.1%

NET OPERATING INCOME

We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates,

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.

The following table reconciles net income to NOI and same-store office cash NOI (in thousands):

	YEAR ENDED DECEMBER 31,

	2019	2018

Net income	$55,846	$111,781

Adjustments:

Loss from unconsolidated real estate entity	747	—

Fee Income	(1,459)	—

Interest expense	105,845	83,167

Interest income	(4,044)	(1,718)

Transaction-related expenses	667	535

Unrealized gain in non-real estate investments	—	(928)

Gain on sale of real estate	(47,100)	(43,337)

Impairment loss	52,201	—

Other Income	(78)	(822)

General and administrative	71,947	61,027

Depreciation and amortization	282,088	251,003

NET OPERATING INCOME	$516,660	$460,708

Non-same-store net operating income	(154,660)	(128,539)

Same-store net operating income	362,000	332,169

Cash-basis adjustment	(28,688)	(20,407)

SAME-STORE CASH NET OPERATING INCOME	$333,312	$311,762

Same-store studio cash net operating income	(36,037)	(32,544)

SAME-STORE OFFICE CASH NET OPERATING INCOME	$297,275	$279,218

SAME-STORE NET OPERATING INCOME GROWTH	9.0%

SAME-STORE CASH NET OPERATING INCOME GROWTH	6.9%

SAME-STORE OFFICE CASH NET OPERATING INCOME GROWTH	6.5%

HUDSON PACIFIC PROPERTIES Los Angeles Silicon Valley San Francisco Seattle Vancouver Hudsonpacificproperties.com

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2020

2020 ANNUAL MEETING OF STOCKHOLDERS OF

HUDSON PACIFIC PROPERTIES, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to Be Held on Wednesday, May 20, 2020 at 9:00 a.m., Pacific Daylight Time

at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025

The Notice of Annual Meeting, Proxy Statement, 2019 Annual Report and other SEC filings are available at www.edocumentview.com/HPP.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

HUDSON PACIFIC PROPERTIES
VOTE C123456789 000000000.000000 ext
000000000.000000 ext
000004
000000000.000000 ext
000000000.000000 ext
ENDORSEMENT_LINE______________ SACKPACK_____________
000000000.000000 ext
000000000.000000 ext
Your vote matters – here’s how to vote!
MR A SAMPLE
You may vote online or by phone instead of mailing this card.
DESIGNATION (IF ANY)
ADD 1
Votes submitted electronically must be
ADD 2
received by 1:00 a.m., Central Time, on ADD 3 May 20, 2020. ADD 4 ADD 5 Online ADD 6 Go to www.investorvote.com/HPP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/HPP Proxy for the 2020 Annual Meeting of Stockholders 1234 5678
9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A The Board of Directors recommends you vote “FOR” the election of each of the director nominees named below: 1. Election of Directors: +
For Against Abstain
For
Against Abstain
For Against Abstain
01—Victor J. Coleman
02—Theodore R. Antenucci
03—Richard B. Fried
04—Jonathan M. Glaser
05—Robert L. Harris
06—Christy Haubegger
07—Mark D. Linehan
08—Robert M. Moran
09—Barry A. Porter
10—Andrea Wong
The Board of Directors recommends you vote “FOR” Proposal Nos. 2 and 3:
For Against Abstain For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as the 3. The advisory approval of the Company’s executive Company’s independent registered public accounting firm for compensation for the fiscal year ended December 31, 2019, as the fiscal year ending December 31, 2020. more fully described in the accompanying proxy statement.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 459282 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 038G8B

2020 Annual Meeting Admission Ticket
2020 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc.
Wednesday, May 20, 2020, 9:00 a.m., local time
11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025
Upon arrival, please present this admission ticket
and
photo identification at the registration desk.
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HPP
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy for the 2020 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc.
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON PACIFIC PROPERTIES, INC.
The stockholder (the “Stockholder”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), executing the reverse of this Proxy hereby appoints Victor J. Coleman and Mark T. Lammas, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, on Wednesday, May 20, 2020 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting with all powers possessed by the Stockholder if personally present at the meeting. The Stockholder hereby acknowledges receipt of the Notice of 2020 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” each of the nominees for director listed on the reverse of this Proxy and “FOR” proposals two and three. The votes entitled to be cast by the Stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof or, if any of such listed nominees declines or is unable to serve, “FOR” the election of any other nominee designated by the Company’s Board of Directors.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2020: Hudson Pacific Properties, Inc.’s Proxy Statement and 2019 Annual Report are available at http://www.edocumentview.com/HPP
C Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting. +